                                 EXHIBIT (17)(a)

                          Prospectus for HighMark Funds

                                 HIGHMARK FUNDS

                                  Equity Funds
                               Fixed Income Funds

                     Supplement dated December 31, 1997 to
                       Prospectus dated November 30, 1997

                    INVESTORS SHOULD RETAIN THIS SUPPLEMENT
                    WITH THE PROSPECTUS FOR FUTURE REFERENCE

    CAPITALIZED TERMS USED HEREIN HAVE THE SAME MEANING AS IN THE PROSPECTUS

1. NEW SUB-ADVISOR. The Board of Trustees of the HighMark Funds has unanimously approved the termination of the International Equity Fund's current sub-advisor, TMAM, effective January 1, 1998. As of January 1, 1998, AXA Asset Management Partenaires ("AXA") will serve as Sub-Advisor for the Fund on the same terms and conditions and for the same consideration as TMAM. If shareholders approve a new sub-advisory agreement with respect to AXA prior to April 30, 1998, AXA will continue to operate as the Fund's Sub-Advisor. If shareholders do not approve a new sub-advisory agreement with respect to AXA, then AXA will cease to operate as the Fund's Sub-Advisor, and Pacific Alliance, the Fund's Advisor, will make the day-to-day investment decisions for the Fund. The Prospectus is hereby amended to incorporate the following information on page 43:

     The Advisor and AXA Asset Management Partenaires ("AXA"), have entered into an investment sub-advisory agreement relating to the International Equity Fund (the "Investment Sub-Advisory Agreement"). Under the Investment Sub-Advisory Agreement, AXA makes the day-to-day investment decisions for the assets of the Fund, subject to the supervision of, and policies established by, the Advisor and the Trustees of HighMark.


     AXA, 46 Avenue de la Grande Armee, Paris, France 75017, operates as a subsidiary of the AXA Group. Established in 1994, AXA provides active global investment services for U.S. mutual funds and foreign mutual funds. As of June 30, 1997, AXA managed assets of $494 billion and was the second largest manager of mutual fund assets worldwide.

     AXA is entitled to a fee, which is calculated daily and paid monthly out of the Advisor's fee, at an annual rate of .30% of the average daily net assets of the Fund.

     Robert de Guigne serves as portfolio manager of the Fund. Mr. de Guigne has been a portfolio manager with AXA and the AXA Group since 1996. From 1991 to 1996, Mr. de Guigne was an equity and fixed income manager with State Street Bank.

2. CORRECTION. A typographical error occurred in the fee table on page 6. The Management Fees (after voluntary reduction) for the Income Equity Fund should be 0.60% rather than the incorrect figure reported on page 6. The Total Fund Operating Expenses (after voluntary reduction) of 0.91% is correctly reported in the Prospectus.

                                   HIGHMARK FUNDS

                                    EQUITY FUNDS
                                 FIXED INCOME FUNDS

                        SUPPLEMENT DATED FEBRUARY 9, 1998 TO
                FIDUCIARY SHARES PROSPECTUS DATED NOVEMBER 30, 1997

                      INVESTORS SHOULD RETAIN THIS SUPPLEMENT
                      WITH THE PROSPECTUS FOR FUTURE REFERENCE

      CAPITALIZED TERMS USED HEREIN HAVE THE SAME MEANING AS IN THE PROSPECTUS

     This supplement provides new and additional information beyond that contained in the Prospectus and should be retained and read in conjunction with such Prospectus.

     Effective May 1, 1998, the information under "Fee Table" with respect to the California Intermediate Tax-Free Bond Fund is amended as follows:

                                   FEE TABLE

                                       VALUE                                                             CONVERTIBLE
                         INCOME      MOMENTUM     BLUE CHIP     GROWTH      EMERGING     INTERNATIONAL   SECURITIES
                       EQUITY FUND     FUND      GROWTH FUND     FUND      GROWTH FUND    EQUITY FUND       FUND
                        FIDUCIARY    FIDUCIARY    FIDUCIARY    FIDUCIARY    FIDUCIARY      FIDUCIARY      FIDUCIARY
                         SHARES       SHARES       SHARES       SHARES       SHARES         SHARES         SHARES
                       -----------   ---------   -----------   ---------   -----------   -------------   -----------
SHAREHOLDER
 TRANSACTION
 EXPENSES(a)
 Maximum Sales Load
   Imposed on
   Purchases (as a
   percentage of
   offering price)...        0%           0%           0%           0%           0%             0%             0%
 Maximum Sales Load
   Imposed on
   Reinvested
   Dividends (as a
   percentage of
   offering price)...        0%           0%           0%           0%           0%             0%             0%
 Deferred Sales Load
   (as a percentage
   of original
   purchase price or
   redemption
   proceeds, as
   applicable).......        0%           0%           0%           0%           0%             0%             0%
 Redemption Fees (as
   a percentage of
   amount redeemed,
   if
   applicable)(b)....        0%           0%           0%           0%           0%             0%             0%
 Exchange Fee(a).....     $  0         $  0         $  0         $  0         $  0           $  0           $  0

                                                                             CALIFORNIA
                       INTERMEDIATE-               GOVERNMENT               INTERMEDIATE
                         TERM BOND       BOND      SECURITIES   BALANCED      TAX-FREE
                           FUND          FUND         FUND        FUND       BOND FUND
                         FIDUCIARY     FIDUCIARY   FIDUCIARY    FIDUCIARY    FIDUCIARY
                          SHARES        SHARES       SHARES      SHARES        SHARES
                       -------------   ---------   ----------   ---------   ------------
SHAREHOLDER
 TRANSACTION
 EXPENSES(a)
 Maximum Sales Load
   Imposed on
   Purchases (as a
   percentage of
   offering price)...         0%            0%           0%          0%            0%
 Maximum Sales Load
   Imposed on
   Reinvested
   Dividends (as a
   percentage of
   offering price)...         0%            0%           0%          0%            0%
 Deferred Sales Load
   (as a percentage
   of original
   purchase price or
   redemption
   proceeds, as
   applicable).......         0%            0%           0%          0%            0%
 Redemption Fees (as
   a percentage of
   amount redeemed,
   if
   applicable)(b)....         0%            0%           0%          0%            0%
 Exchange Fee(a).....      $  0          $  0         $  0        $  0          $  0

                                       VALUE                                                             CONVERTIBLE
                         INCOME      MOMENTUM     BLUE CHIP     GROWTH      EMERGING     INTERNATIONAL   SECURITIES
                       EQUITY FUND     FUND      GROWTH FUND     FUND      GROWTH FUND    EQUITY FUND       FUND
                        FIDUCIARY    FIDUCIARY    FIDUCIARY    FIDUCIARY    FIDUCIARY      FIDUCIARY      FIDUCIARY
                         SHARES       SHARES       SHARES       SHARES       SHARES         SHARES         SHARES
                       -----------   ---------   -----------   ---------   -----------   -------------   -----------
ANNUAL OPERATING
 EXPENSES (as a
 percentage of net
 assets)
 Management Fees
   (after voluntary
   reduction)(c).....     0.60%        0.60%        0.60%        0.60%        0.80%          0.95%          0.60%
 12b-1 Fees..........        0%           0%           0%           0%           0%             0%             0%
 Other Expenses
   (after voluntary
   reduction)(d).....     0.31%        0.21%        0.22%        0.30%        0.23%          0.41%          0.25%
                          ----         ----         ----         ----         ----           ----           ----
 Total Fund Operating
   Expenses (after
   voluntary
   reduction)(e).....     0.91%        0.81%        0.82%        0.90%        1.03%          1.36%          0.85%
                          ====         ====         ====         ====         ====           ====           ====

                                                                             CALIFORNIA
                       INTERMEDIATE-               GOVERNMENT               INTERMEDIATE
                         TERM BOND       BOND      SECURITIES   BALANCED      TAX-FREE
                           FUND          FUND         FUND        FUND       BOND FUND
                         FIDUCIARY     FIDUCIARY   FIDUCIARY    FIDUCIARY    FIDUCIARY
                          SHARES        SHARES       SHARES      SHARES        SHARES
                       -------------   ---------   ----------   ---------   ------------
ANNUAL OPERATING
 EXPENSES (as a
 percentage of net
 assets)
 Management Fees
   (after voluntary
   reduction)(c).....      0.50%         0.50%        0.50%       0.60%         0.20%
 12b-1 Fees..........         0%            0%           0%          0%            0%
 Other Expenses
   (after voluntary
   reduction)(d).....      0.25%         0.25%        0.25%       0.30%         0.27%
                           ----          ----         ----        ----          ----
 Total Fund Operating
   Expenses (after
   voluntary
   reduction)(e).....      0.75%         0.75%        0.75%       0.90%         0.47%
                           ====          ====         ====        ====          ====

     EXAMPLE: You would pay the following expenses on a $1,000 investment, assuming (1) 5% annual return and (2) redemption at the end of each time period.

                                                              1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                                              ------   -------   -------   --------
Income Equity Fund Fiduciary Shares.........................   $ 9       $29       $50       $112
Value Momentum Fund Fiduciary Shares........................   $ 8       $26       $45       $100
Blue Chip Growth Fund Fiduciary Shares......................   $ 8       $26       $46       $101
Growth Fund Fiduciary Shares................................   $ 9       $29       $50       $111
Emerging Growth Fund Fiduciary Shares.......................   $11       $33       $57       $126
International Equity Fund Fiduciary Shares..................   $14       $43       $74       $164
Convertible Securities Fund Fiduciary Shares................   $ 9       $27       $47       $105
Intermediate-Term Bond Fund Fiduciary Shares................   $ 8       $24       $42       $ 93
Bond Fund Fiduciary Shares..................................   $ 8       $24       $42       $ 93
Government Securities Fund Fiduciary Shares.................   $ 8       $24       $42       $ 93
Balanced Fund Fiduciary Shares..............................   $ 9       $29       $50       $111
California Intermediate Tax-Free Bond Fund Fiduciary
  Shares....................................................   $ 5       $15       $26       $ 59

     The purpose of the tables above is to assist an investor in the Funds in understanding the various costs and expenses that a Shareholder will bear directly or indirectly. For a more complete discussion of each Fund's annual operating expenses, see SERVICE ARRANGEMENTS below. THE FOREGOING EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.
---------------
(a) Certain entities (including Union Bank of California and its affiliates) making investments in the Funds on behalf of their customers may charge customers fees for services provided in connection with the investment in, redemption of, and exchange of Shares. (See PURCHASE AND REDEMPTION OF SHARES, EXCHANGE PRIVILEGES, and SERVICE ARRANGEMENTS below.)

(b) A wire redemption charge of $15 is deducted from the amount of a wire redemption payment made at the request of a Shareholder. (See REDEMPTION OF SHARES below.)

(c) Absent voluntary fee waivers, MANAGEMENT FEES would be, 0.50% for the Fiduciary Shares of the California Intermediate Tax-Free Bond Fund.

(d) Absent voluntary fee waivers, OTHER EXPENSES would be 0.47% for the Fiduciary Shares of the Growth and Balanced Funds, 0.48% for the Fiduciary Shares of the Income Equity and Value Momentum Funds, 0.49% for the Fiduciary Shares of the Blue Chip Growth and Intermediate-Term Bond Funds, 0.50% for the Fiduciary Shares of the Emerging Growth Fund, 0.68% for the Fiduciary Shares of the International Equity Fund, 0.52% for the Fiduciary Shares of the Convertible Securities Fund, 0.51% for the Fiduciary Shares of the Bond Fund, 0.52% for the Fiduciary Shares of the Government Securities Fund and 0.52% for the Fiduciary Shares of the California Intermediate Tax-Free Bond Fund.

(e) Absent voluntary fee waivers, TOTAL FUND OPERATING EXPENSES would be: 1.07% for the Fiduciary Shares of the Growth and Balanced Funds, 1.08% for the Fiduciary Shares of the Income Equity and Value Momentum Funds, 1.09% for the Fiduciary Shares of the Blue Chip Growth Fund, 1.30% for the Fiduciary Shares of the Emerging Growth Fund, 1.63% for the Fiduciary Shares of the International Equity Fund, 1.12% for the Fiduciary Shares of the Convertible Securities Fund, 0.99% for the Fiduciary Shares of the Intermediate-Term Bond Fund, 1.01% for the Fiduciary Shares of the Bond Fund, 1.02% for the Fiduciary Shares of the Government Securities Fund and 1.02% for the Fiduciary Shares of the California Intermediate Tax-Free Bond Fund.
HMF 298-A

                                 HIGHMARK FUNDS

                                  Equity Funds
                               Fixed Income Funds

                     Supplement dated February 19, 1998 to
              Fiduciary Shares Prospectus dated November 30, 1997

                    INVESTORS SHOULD RETAIN THIS SUPPLEMENT
                    WITH THE PROSPECTUS FOR FUTURE REFERENCE

    CAPITALIZED TERMS USED HEREIN HAVE THE SAME MEANING AS IN THE PROSPECTUS

     This supplement provides new and additional information beyond that contained in the Prospectus and should be retained and read in conjunction with such Prospectus.

The information on the cover page under "Fiduciary Shares" is revised as follows:

     HighMark's Fiduciary Shares are offered to the following investors: (i) fiduciary, advisory, agency, custodial and other similar accounts maintained with Union Bank of California, N.A. or its affiliates; (ii) SelectIRA accounts established with The Bank of California, N.A. and invested in any of HighMark's Equity or Fixed Income Funds prior to June 20, 1994, which have remained continuously open thereafter and which are not considered to be fiduciary accounts; (iii) Shareholders who currently own Shares of HighMark's Equity or Fixed Income Funds that were purchased prior to June 20, 1994 within an account registered in their name with the Funds; (iv) present and retired directors, officers and employees (and their spouses and children under the age of 21) of Union Bank of California, N.A., HighMark's current or former distributors or their respective affiliated companies who currently own Shares of HighMark Funds which were purchased before April 30, 1997; and (v) Registered investment advisors, regulated by a federal or state governmental authority, or financial planners who are purchasing Fiduciary Shares for an account for which they are authorized to make investment decisions (i.e., a discretionary account) and who are compensated by their clients on the basis of an ad valorem fee.

The first paragraph under "PURCHASE AND REDEMPTION OF SHARES" on page 34 is revised as follows:

     The Income Equity, Value Momentum, Growth and Balanced Funds are divided into three classes of Shares, Class A, Class B and Fiduciary. The Emerging Growth, Intermediate-Term Bond, Bond and California Intermediate Tax-Free Bond Funds are divided into two classes of Shares, Class A and Fiduciary, and the Blue Chip Growth, International Equity, Convertible Securities and Government Securities Funds are only offered in a single class of Shares, Fiduciary. Only the following investors qualify to purchase a Fund's Fiduciary Shares: (i) fiduciary, advisory, agency, custodial and other similar accounts maintained with Union Bank of California, N.A. or its affiliates; (ii) SelectIRA accounts established with The Bank of California, N.A. and invested in any of HighMark's Equity or Fixed Funds prior to June 20, 1994, which have remained continuously open thereafter and which are not considered to be fiduciary accounts; (iii) Shareholders who currently own Shares of HighMark's Equity or Fixed Income Funds that were purchased prior to June 20, 1994 within an account registered in their name with the Funds; (iv) present and retired directors, officers and employees (and their spouses and children under the age of 21) of Union Bank of California, N.A., HighMark's current or former distributors or their respective affiliated companies who currently own Shares of HighMark Funds which were purchased before April 30, 1997; and (v) Registered investment advisors, regulated by a federal or state governmental authority, or financial planners who are purchasing Fiduciary Shares for an account for which they are authorized to make investment decisions (i.e., a discretionary account) and who are compensated by their clients on the basis of an ad valorem fee. For a description of investors who qualify to purchase Retail Shares, see the Retail Shares prospectus of the Funds.

HMF 298-B

                                 HIGHMARK FUNDS

                                  Equity Funds
                               Fixed Income Funds

                       Supplement dated July 28, 1998 to
              Fiduciary Shares Prospectus dated November 30, 1997

                    INVESTORS SHOULD RETAIN THIS SUPPLEMENT
                    WITH THE PROSPECTUS FOR FUTURE REFERENCE

    Capitalized Terms Used Herein Have the Same Meaning as in the Prospectus

     Effective July 28, 1998, BTMT will no longer provide sub-advisory services to the Blue Chip Growth and Government Securities Funds. Pacific Alliance, a division of Union Bank of California, N.A., which serves as the investment advisor to HighMark, will provide investment advisory services to such Funds, pursuant to an investment advisory agreement dated April 1, 1996.

     The information under "SERVICE ARRANGEMENTS--The Advisor" on pages 41 and 42 of the Prospectus is hereby amended as follows:

     Growth Fund and Blue Chip Growth Fund--Scott Chapman. Mr. Chapman, Vice President of the Advisor, has served as team leader of the Growth Fund since 1993. He has been with Union Bank of California, N.A., and its predecessor, The Bank of California, N.A., since 1991.

     Bond Fund, Intermediate-Term Bond Fund and Government Securities Fund--E. Jack Montgomery. Mr. Montgomery, Vice President of the Advisor, has served as team leader for the Bond Fund since 1994. He has served as team leader for the Intermediate-Term Bond Fund since 1996. He has been with Union Bank of California, N.A. and The Bank of California, N.A. since 1994. From 1990 to 1994, Mr. Montgomery was employed by the San Francisco Employees' Retirement System.

     The information on page 43 of the Prospectus under "SERVICE
ARRANGEMENTS--The Sub-Advisors" is revised as follows:

     Stephen M. Riccio serves as portfolio manager of the Emerging Growth
Fund. Mr. Riccio has been a portfolio manager with BTMT and its predecessor, Bank of Tokyo Trust Company, since December 1994. From January 1994 to December 1994, Mr. Riccio served as a research analyst for Rochdale Investment Management. From December 1989 to January 1994, Mr. Riccio served as a research analyst for New York Life Insurance Company.

                                 HIGHMARK FUNDS

                               Money Market Funds
                                  Equity Funds
                               Fixed Income Funds

                     Supplement dated September 1, 1998 to
        Fiduciary and Retail Shares Prospectuses dated November 30, 1997

                    INVESTORS SHOULD RETAIN THIS SUPPLEMENT
                    WITH THE PROSPECTUS FOR FUTURE REFERENCE

    CAPITALIZED TERMS USED HEREIN HAVE THE SAME MEANING AS IN THE PROSPECTUS

     Effective September 1, 1998, the investment management unit at Union Bank of California, N.A., investment advisor to HighMark, has been reorganized into a subsidiary of UnionBanCal Corporation, the holding company of the advisor. The new entity, which is called HighMark Capital Management, Inc., is a California corporation registered under the Investment Adviser's Act of 1940.

     The information under "SERVICE ARRANGEMENTS -- The Advisor" in each Prospectus is hereby amended as follows:

     Effective September 1, 1998, the investment management unit at Union Bank of California, N.A., investment advisor to HighMark, has been reorganized into a subsidiary of UnionBanCal Corporation, holding company of the advisor. The new entity, which is called HighMark Capital Management, Inc., is a California corporation registered under the Investment Adviser's Act of 1940.

     HighMark Capital Management, Inc., now serves as the Funds' investment advisor. Subject to the general supervision of HighMark's Board of Trustees, the Advisor manages each Fund in accordance with its investment objective and policies, makes decisions with respect to and places orders for all purchases and sales of the Funds' records relating to such purchases and sales. All references to Pacific Alliance in this prospectus shall be deemed to refer to HighMark Capital Management, Inc.

HMFR-998

                                           - Equity Funds

                                           - Fixed Income Funds



                                                     Fiduciary Shares
                                                     November 30, 1997

                                 HIGHMARK FUNDS

                                  EQUITY FUNDS
                               FIXED INCOME FUNDS

  HighMark Funds ("HighMark") is an open-end, diversified, registered investment company that offers a convenient means of investing in one or more professionally managed portfolios of securities. This Prospectus relates to
HighMark's:

-     Income Equity Fund          -     Convertible Securities Fund
-     Value Momentum Fund         -     Intermediate-Term Fund
-     Blue Chip Growth Fund       -     Bond Fund
-     Growth Fund                 -     Government Securities Fund
-     Emerging Growth Fund        -     Balanced Fund
-     International Equity Fund   -     California Intermediate Tax-Free Bond Fund

                                FIDUCIARY SHARES


  HighMark's Fiduciary Shares are offered to the following investors: (i) fiduciary, advisory, agency, custodial and other similar accounts maintained with Union Bank of California, N.A. or its affiliates; (ii) SelectIRA accounts established with The Bank of California, N.A. and invested in any of HighMark's Equity or Fixed Income Funds prior to June 20, 1994, which have remained continuously open thereafter and which are not considered to be fiduciary accounts; (iii) Shareholders who currently own Shares of HighMark's Equity or Fixed Income Funds that were purchased prior to June 20, 1994 within an account registered in their name with the Funds; and (iv) present and retired directors, officers and employees (and their spouses and children under the age of 21) of Union Bank of California, N.A., HighMark's current or former distributors or their respective affiliated companies who currently own Shares of HighMark Funds which were purchased before April 30, 1997.



  This Prospectus sets forth concisely the information about HighMark and the Funds that a prospective investor should know before investing. Investors are advised to read this Prospectus and retain it for future reference. A Statement of Additional Information dated the same date as this Prospectus has been filed with the Securities and Exchange Commission and is available without charge by writing the Distributor, SEI Investments Distribution Co., Oaks, Pennsylvania 19456, or by calling 1-800-433-6884. The SEC maintains a World Wide Web site (http://www.sec.gov) that contains the Statement of Additional Information, material incorporated by reference and other information. The Statement of Additional Information is incorporated into this Prospectus by reference. This Prospectus relates only to the Fiduciary Shares of the Funds. Interested persons who wish to obtain a prospectus for other Funds and classes of HighMark may contact the Distributor at the above address and telephone number.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

HIGHMARK'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, INCLUDING UNION BANK OF CALIFORNIA, N.A., BANK OF TOKYO-MITSUBISHI, LIMITED OR ANY OF THEIR AFFILIATES OR CORRESPONDENTS. HIGHMARK SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN HIGHMARK INVOLVES RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

November 30, 1997
Fiduciary Shares

                                    SUMMARY

HIGHMARK FUNDS ("HighMark") is an open-end, diversified, registered investment company providing a convenient way to invest in professionally managed portfolios of securities. The following provides basic information about the Fiduciary Shares of the Income Equity, Value Momentum, Blue Chip Growth, Growth, Emerging Growth, International Equity, Convertible Securities, Intermediate-Term Bond, Bond, Government Securities, Balanced, and California Intermediate Tax-Free Bond Funds (each a "Fund" and together the "Funds"). This summary is qualified in its entirety by reference to the more detailed information provided elsewhere in the Prospectus and in the Statement of Additional Information.


WHAT ARE THE FUNDS' INVESTMENT OBJECTIVES? THE INCOME EQUITY FUND seeks investments in equity securities that provide current income through the regular payment of dividends, with the goal that the Fund will have a high current yield and a low level of price volatility; opportunity for long-term growth of asset value is a secondary consideration. THE VALUE MOMENTUM FUND seeks long-term capital growth with a secondary objective of income. THE BLUE CHIP GROWTH FUND seeks long-term capital growth by investing in a diversified portfolio of common stocks and other equity securities of seasoned, large capitalization companies. THE BALANCED FUND seeks capital appreciation and income, with a secondary investment objective of conservation of capital. THE GROWTH FUND seeks long-term capital appreciation through investments in equity securities; the production of current income is an incidental objective. THE INTERNATIONAL EQUITY FUND seeks to provide long-term capital appreciation by investing primarily in a diversified portfolio of equity securities of non-U.S. issuers. THE EMERGING GROWTH FUND seeks long-term growth of capital by investing in a diversified portfolio of equity securities of small capitalization, emerging growth companies (collectively these seven Funds are sometimes referred to in this Prospectus as the "Equity Funds"). THE CONVERTIBLE SECURITIES FUND seeks a high level of current income and capital appreciation by investing in convertible securities. THE INTERMEDIATE-TERM BOND FUND seeks total return through investments in fixed-income securities. THE BOND FUND seeks current income through investments in long-term, fixed-income securities. THE CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND seeks to provide high current income that is exempt from federal and State of California income taxes. THE GOVERNMENT SECURITIES FUND seeks to achieve total return consistent with the preservation of capital by investing in a diversified portfolio of obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities (collectively, these five Funds are sometimes referred to in this Prospectus as "Fixed Income Funds"). (See "INVESTMENT OBJECTIVES")


WHAT ARE THE FUNDS' PERMITTED INVESTMENTS? Each of the Equity Funds primarily invests, consistent with its investment objective, in equity securities including common stocks and securities convertible into common stocks. The International Equity Fund primarily invests, consistent with its investment objective, in equity securities including common stocks and securities convertible into common stocks of non-U.S. issuers. The Convertible Securities Fund invests primarily in convertible securities, including bonds, debentures, notes and preferred stocks convertible into common stock. The Intermediate-Term Bond Fund primarily invests in bonds. The Bond Fund primarily invests in long-term bonds. The Government Securities Fund invests primarily in debt obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities, including mortgage-backed securities issued or guaranteed by U.S. government agencies. Bonds include debt obligations such as bonds, notes, debentures and securities convertible into or exercisable for debt obligations that are issued by U.S. corporations or issued or guaranteed by the U.S. Government, its agencies, or instrumentalities; investments may also include zero-coupon obligations, mortgage-related securities and asset-backed securities. The Balanced Fund primarily invests, consistent with its investment objective, in equity securities including common stocks and securities convertible into common stocks and may also invest in fixed income securities. The California Intermediate Tax-Free Bond Fund invests primarily in investment grade or better bonds and notes issued by the State of California, its agencies, instrumentalities and political sub-divisions, the income on which is exempt from regular federal and State of California personal income taxes ("California Municipal Securities"). Each Fund may also invest consistent with its investment objective and investment policies in certain other instruments. (See "INVESTMENT POLICIES")

WHAT ARE THE RISKS INVOLVED WITH AN INVESTMENT IN THE FUNDS? The investment policies of each Fund entail certain risks and considerations of which an investor should be aware. Common stocks and other equity securities that the Funds invest in are volatile and may fluctuate in value more than other types of investments. Values of fixed income securities and, correspondingly, share prices of Funds invested in such securities, tend to vary inversely with interest rates, and may be affected by other market and economic factors as well. During periods of falling interest rates, the value of outstanding fixed income securities generally rises. Conversely, during periods of rising interest rates, the value of such securities generally declines. Values of fixed income securities in which the California Intermediate Tax-Free Bond Fund invests may be affected by other market and economic factors affecting the State of California as well. The International Equity Fund will invest in securities of foreign companies that involve special risks and considerations not typically associated with investing in U.S. companies. In addition, the securities of the emerging growth companies in which the Emerging Growth Fund may invest may be less liquid, and subject to more abrupt or erratic market movements, than securities of larger, more established growth companies. The Convertible Securities Fund may invest up to 35% of its assets in convertible bonds rated lower than Baa by Moody's Investors Service, Inc. ("Moody's") or BBB by Standard & Poor's Corporation ("S&P") and as low as Caa by Moody's or CCC by S&P, which are lower-quality, higher-yielding, high-risk debt securities. (See "Risk Factors")

ARE MY INVESTMENTS INSURED? HighMark's Shares are not federally insured by the FDIC or any other government agency. Any guarantee by the U.S. Government, its agencies or any instrumentalities of the securities in which any Fund invests guarantees only the payment of principal and interest on the guaranteed security, and does not guarantee the total return or value of the security or total return or value of Shares of that Fund.


WHO IS THE ADVISOR? Pacific Alliance, a division of Union Bank of California, N.A., serves as the Advisor to HighMark. (See "The Advisor")


WHO ARE THE SUB-ADVISORS? Bank of Tokyo-Mitsubishi Trust Company serves as the Sub-Advisor to the Emerging Growth, Blue Chip Growth, Convertible Securities and Government Securities Funds. Tokyo-Mitsubishi Asset Management (U.K.), Ltd. serves as the Sub-Advisor to the International Equity Fund. (See "The Sub-Advisors")

WHO IS THE ADMINISTRATOR? SEI Investments Fund Resources serves as the Administrator of HighMark. (See "The Administrator")

WHO IS THE CUSTODIAN? Union Bank of California, N.A. (the "Bank") serves as the custodian of HighMark's assets. (See "The Custodian")

WHO IS THE DISTRIBUTOR? SEI Investments Distribution Co. acts as distributor of HighMark's Shares. (See "The Distributor")


HOW DO I PURCHASE AND REDEEM SHARES? Purchases and redemptions may be made through the Distributor on days on which the New York Stock Exchange is open for business ("Business Days"). The minimum initial investment is generally $1,000 per Fund. A purchase order will be effective if the Distributor receives an order prior to 1:00 p.m., Pacific time (4:00 p.m., Eastern time) and the Custodian receives Federal Funds before the close of business on the next Business Day. Purchase orders for Shares will be executed at a per Share price equal to the asset value next determined after the purchase order is effective. Redemption orders must be placed prior to 1:00 p.m., Pacific time (4:00 p.m., Eastern time) on any Business Day for the order to be effective that day. (See "PURCHASE AND REDEMPTION OF SHARES")


HOW ARE DIVIDENDS PAID? Substantially all of the net investment income (exclusive of capital gains) of the Funds is distributed in the form of monthly dividends (periodic dividends with respect to the International Equity Fund) to Shareholders of record. Any capital gain is distributed at least annually. Distributions are paid in additional Shares unless the Shareholder elects to take the payment in cash. (See "DIVIDENDS")

                               TABLE OF CONTENTS


                                                                                        PAGE
                                                                                        ----
Summary...............................................................................    2
Fee Table.............................................................................    6
Financial Highlights..................................................................    8
Fund Description......................................................................   21
Investment Objectives.................................................................   21
Investment Policies...................................................................   22
  Income Equity Fund..................................................................   22
  Value Momentum Fund.................................................................   22
  Blue Chip Growth Fund...............................................................   23
  Growth Fund.........................................................................   23
  Emerging Growth Fund................................................................   23
  International Equity Fund...........................................................   24
  Convertible Securities Fund.........................................................   25
  Intermediate-Term Bond Fund.........................................................   25
  Bond Fund...........................................................................   26
  Government Securities Fund..........................................................   26
  Balanced Fund.......................................................................   27
  California Intermediate Tax-Free Bond Fund..........................................   27

                                                                                        PAGE
                                                                                         --
General...............................................................................   28
  Money Market Instruments............................................................   28
  Illiquid and Restricted Securities..................................................   28
  California Municipal Securities.....................................................   29
  Lending of Portfolio Securities.....................................................   29
  Other Investments...................................................................   29
  Risk Factors........................................................................   30
  Risks Associated with Convertible Securities........................................   33
Portfolio Turnover....................................................................   34
Purchase and Redemption of Shares.....................................................   34
Exchange Privileges...................................................................   35
Dividends.............................................................................   36
Taxes.................................................................................   36
  Federal Taxation....................................................................   36
  California Taxes....................................................................   39
Service Arrangements..................................................................   40
  The Advisor.........................................................................   40
  The Sub-Advisors....................................................................   42
  Administrator.......................................................................   44
  The Transfer Agent..................................................................   44
  Shareholder Service Plan............................................................   44
  Distributor.........................................................................   45
  Banking Laws........................................................................   45
  Custodian...........................................................................   45
General Information...................................................................   45
  Description of HighMark & Its Shares................................................   45
  Performance Information.............................................................   46
  Miscellaneous.......................................................................   47
Description of Permitted Investments..................................................   47

                                   FEE TABLE

                                   VALUE                                                        CONVERTIBLE  INTERMEDIATE-
                       INCOME     MOMENTUM   BLUE CHIP    GROWTH     EMERGING    INTERNATIONAL  SECURITIES     TERM BOND
                     EQUITY FUND    FUND    GROWTH FUND    FUND     GROWTH FUND   EQUITY FUND      FUND          FUND
                      FIDUCIARY   FIDUCIARY  FIDUCIARY   FIDUCIARY   FIDUCIARY     FIDUCIARY     FIDUCIARY     FIDUCIARY
                       SHARES      SHARES     SHARES      SHARES      SHARES        SHARES        SHARES        SHARES
                     -----------  --------  -----------  ---------  -----------  -------------  -----------  -------------
SHAREHOLDER
 TRANSACTION
 EXPENSES(a)
 Maximum Sales Load
   Imposed on
   Purchases (as a
   percentage of
   offering
   price)...........        0%         0%          0%          0%          0%            0%            0%            0%
 Maximum Sales Load
   Imposed on
   Reinvested
   Dividends (as a
   percentage of
   offering
   price)...........        0%         0%          0%          0%          0%            0%            0%            0%
 Deferred Sales Load
   (as a percentage
   of original
   purchase price or
   redemption
   proceeds, as
   applicable)......        0%         0%          0%          0%          0%            0%            0%            0%
 Redemption Fees (as
   a percentage of
   amount redeemed,
   if
   applicable)(b)...        0%         0%          0%          0%          0%            0%            0%            0%
 Exchange Fee(a)....    $   0       $  0       $   0       $   0       $   0         $   0         $   0         $   0
ANNUAL OPERATING
 EXPENSES (as a
 percentage of net
 assets)
 Management Fees
   (after voluntary
   reduction)(c)....     0.50%      0.60%       0.60%       0.60%       0.80%         0.95%         0.60%         0.50%
 12b-1 Fees.........        0%         0%          0%          0%          0%            0%            0%            0%
 Other Expenses
   (after voluntary
   reduction)(d)....     0.31%      0.21%       0.22%       0.30%       0.23%         0.41%         0.25%         0.25%
                         ----       ----        ----        ----        ----          ----          ----          ----
 Total Fund
   Operating
   Expenses (after
   voluntary
   reduction)(e)....     0.91%      0.81%       0.82%       0.90%       1.03%         1.36%         0.85%         0.75%
                         ====       ====        ====        ====        ====          ====          ====          ====

                                                         CALIFORNIA
                                 GOVERNMENT             INTERMEDIATE
                                 SECURITIES  BALANCED     TAX-FREE
                      BOND FUND     FUND       FUND      BOND FUND
                      FIDUCIARY  FIDUCIARY   FIDUCIARY   FIDUCIARY
                       SHARES      SHARES     SHARES       SHARES
                      ---------  ----------  ---------  ------------
SHAREHOLDER
 TRANSACTION
 EXPENSES(a)
 Maximum Sales Load
   Imposed on
   Purchases (as a
   percentage of
   offering
   price)...........        0%         0%          0%          0%
 Maximum Sales Load
   Imposed on
   Reinvested
   Dividends (as a
   percentage of
   offering
   price)...........        0%         0%          0%          0%
 Deferred Sales Load
   (as a percentage
   of original
   purchase price or
   redemption
   proceeds, as
   applicable)......        0%         0%          0%          0%
 Redemption Fees (as
   a percentage of
   amount redeemed,
   if
   applicable)(b)...        0%         0%          0%          0%
 Exchange Fee(a)....    $   0       $  0       $   0        $  0
ANNUAL OPERATING
 EXPENSES (as a
 percentage of net
 assets)
 Management Fees
   (after voluntary
   reduction)(c)....     0.50%      0.50%       0.60%          0%
 12b-1 Fees.........        0%         0%          0%          0%
 Other Expenses
   (after voluntary
   reduction)(d)....     0.25%      0.25%       0.30%       0.27%
                         ----       ----        ----        ----
 Total Fund
   Operating
   Expenses (after
   voluntary
   reduction)(e)....     0.75%      0.75%       0.90%       0.27%
                         ====       ====        ====        ====

  EXAMPLE: You would pay the following expenses on a $1,000 investment, assuming (1) 5% annual return and (2) redemption at the end of each time period.


                                                                 1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                                                 ------   -------   -------   --------
Income Equity Fund Fiduciary Shares............................   $  9      $29       $50       $112
Value Momentum Fund Fiduciary Shares...........................   $  8      $26       $45       $100
Blue Chip Growth Fund Fiduciary Shares.........................   $  8      $26       $46       $101
Growth Fund Fiduciary Shares...................................   $  9      $29       $50       $111
Emerging Growth Fund Fiduciary Shares..........................   $ 11      $33       $57       $126
International Equity Fund Fiduciary Shares.....................   $ 14      $43       $74       $164
Convertible Securities Fund Fiduciary Shares...................   $  9      $27       $47       $105
Intermediate-Term Bond Fund Fiduciary Shares...................   $  8      $24       $42       $ 93
Bond Fund Fiduciary Shares.....................................   $  8      $24       $42       $ 93
Government Securities Fund Fiduciary Shares....................   $  8      $24       $42       $ 93
Balanced Fund Fiduciary Shares.................................   $  9      $29       $50       $111
California Intermediate Tax-Free Bond Fund Fiduciary Shares....   $  3      $ 9       $15       $ 34


  The purpose of the tables above is to assist an investor in the Funds in understanding the various costs and expenses that a Shareholder will bear directly or indirectly. For a more complete discussion of each Fund's annual operating expenses, see SERVICE ARRANGEMENTS below. THE FOREGOING EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.
---------------
(a) Certain entities (including Union Bank of California and its affiliates) making investments in the Funds on behalf of their customers may charge customers fees for services provided in connection with the investment in, redemption of, and exchange of Shares. (See PURCHASE AND REDEMPTION OF SHARES, EXCHANGE PRIVILEGES, and SERVICE ARRANGEMENTS below.)

(b) A wire redemption charge of $15 is deducted from the amount of a wire redemption payment made at the request of a Shareholder. (See REDEMPTION OF SHARES below.)

(c) Absent voluntary fee waivers, MANAGEMENT FEES would be, 0.50% for the Fiduciary Shares of the California Intermediate Tax-Free Bond Fund.


(d) Absent voluntary fee waivers, OTHER EXPENSES would be 0.47% for the Fiduciary Shares of the Growth and Balanced Funds, 0.48% for the Fiduciary Shares of the Income Equity and Value Momentum Funds, 0.49% for the Fiduciary Shares of the Blue Chip Growth and Intermediate-Term Bond Funds, 0.50% for the Fiduciary Shares of the Emerging Growth Fund, 0.68% for the Fiduciary Shares of the International Equity Fund, 0.52% for the Fiduciary Shares of the Convertible Securities Fund, 0.51% for the Fiduciary Shares of the Bond Fund, 0.52% for the Fiduciary Shares of the Government Securities Fund and 0.72% for the Fiduciary Shares of the California Intermediate Tax-Free Bond Fund.



(e) Absent voluntary fee waivers, TOTAL FUND OPERATING EXPENSES would be: 1.07% for the Fiduciary Shares of the Growth and Balanced Funds, 1.08% for the Fiduciary Shares of the Income Equity and Value Momentum Funds, 1.09% for the Fiduciary Shares of the Blue Chip Growth Fund, 1.30% for the Fiduciary Shares of the Emerging Growth Fund, 1.63% for the Fiduciary Shares of the International Equity Fund, 1.12% for the Fiduciary Shares of the Convertible Securities Fund, 0.99% for the Fiduciary Shares of the Intermediate-Term Bond Fund, 1.01% for the Fiduciary Shares of the Bond Fund, 1.02% for the Fiduciary Shares of the Government Securities Fund and 1.22% for the Fiduciary Shares of the California Intermediate Tax-Free Bond Fund.

                              FINANCIAL HIGHLIGHTS

  The tables below set forth certain financial information with respect to the Fiduciary Shares of the Bond Fund, Growth Fund, and Income Equity Fund. Financial highlights for the Funds for the period ended July 31, 1997 have been derived from financial statements audited by Deloitte & Touche LLP, independent auditors for HighMark, whose report thereon is included in the 1997 Annual Report for the HighMark Funds, which is incorporated by reference into the Statement of Additional Information. Financial highlights for the Funds prior to the fiscal year ended July 31, 1996 have been derived from financial statements examined by other auditors whose report thereon is on file with the Securities and Exchange Commission.

  The tables below set forth certain financial information with respect to the Fiduciary Shares of the Intermediate-Term Bond Fund, the California Intermediate Tax-Free Bond Fund, the Convertible Securities Fund, the Government Securities Bond Fund, the Balanced Fund, the Value Momentum Fund, the Blue Chip Growth Fund, the Emerging Growth Fund and the International Equity Fund. Upon reorganizing as funds of HighMark Funds on April 28, 1997, Stepstone Intermediate-Term Bond Fund became HighMark Intermediate-Term Bond Fund, Stepstone California Intermediate Tax-Free Bond Fund became HighMark California Intermediate Tax-Free Bond Fund, Stepstone Convertible Securities Fund became HighMark Convertible Securities Fund, Stepstone Government Securities Fund became HighMark Government Securities Fund, Stepstone Balanced Fund became HighMark Balanced Fund, Stepstone Value Momentum Fund became HighMark Value Momentum Fund, Stepstone Blue Chip Growth Fund became HighMark Blue Chip Growth Fund, Stepstone Emerging Growth Fund became HighMark Emerging Growth Fund, and Stepstone International Equity Fund became HighMark International Equity. Financial highlights through January 31, 1997 represent the Institutional Class Shares (now Fiduciary Shares) of Stepstone Intermediate-Term Bond, Stepstone California Intermediate Tax-Free Bond, Stepstone Convertible Securities, Stepstone Government Securities, Stepstone Balanced, Stepstone Value Momentum, Stepstone Blue Chip Growth, Stepstone Emerging Growth, and Stepstone International Equity Funds, and have been derived from financial statements audited by Arthur Andersen LLP, independent auditors for the Stepstone Funds,

                          INTERMEDIATE-TERM BOND FUND

                           FOR THE
                          SIX MONTH
                         PERIOD ENDED                   FOR THE YEARS ENDED JANUARY 31,
                           JULY 31,       ------------------------------------------------------------
                             1997           1997         1996         1995         1994         1993
                         ------------     --------     --------     --------     --------     --------
FIDUCIARY SHARES
Net Asset Value,
  Beginning of
  Period...............    $  10.16       $  10.62     $   9.67     $  10.72     $  10.57     $  10.49
                         ------------     --------     --------     --------     --------     --------
Investment Activities
  Net investment
     income............       0.309          0.599        0.609        0.589        0.598        0.650
  Net realized and
     unrealized gain
     (loss) on
     investments.......       0.138         (0.460)       0.951       (1.034)       0.352        0.409
                         ------------     --------     --------     --------     --------     --------
Distributions
  Net investment
     income............      (0.310)        (0.595)      (0.609)      (0.590)      (0.595)      (0.636)
  Capital gains........          --             --           --       (0.015)      (0.205)      (0.343)
                         ------------     --------     --------     --------     --------     --------
Net Asset Value, End of
  Period...............    $  10.30       $  10.16     $  10.62     $   9.67     $  10.72     $  10.57
                         ==========       ========     ========     ========     ========     ========
Total Return...........        4.54%          1.43%       16.58%       (4.11)%       9.22%       10.47%
  Net assets, end of
     period (000)......    $152,676       $150,411     $132,942     $109,848     $130,308     $112,806
  Ratio of expenses to
     average net
     assets............        0.69%*         0.67%        0.68%        0.71%        0.69%        0.67%
  Ratio of expenses to
     average net assets
     excluding fee
     waivers...........        0.82%*         0.68%        0.68%        0.71%        0.69%        0.67%
  Ratio of net
     investment income
     to average net
     assets............        6.17%*         5.93%        5.97%        5.89%        5.56%        6.16%
  Ratio of net
     investment income
     to average net
     assets excluding
     fee waivers.......        6.04%*         5.92%        5.97%        5.89%        5.56%        6.16%
Portfolio turnover
  rate.................          58%           106%         147%          95%          72%          88%

---------------
Amounts designated as "--" are either $0 or have been rounded to $0.
* Annualized.

                   CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND

                                            FOR THE
                                           SIX MONTH
                                          PERIOD ENDED          FOR THE YEARS ENDED JANUARY 31,
                                            JULY 31,       -----------------------------------------
                                              1997          1997       1996       1995       1994(2)
                                          ------------     ------     ------     -------     -------
FIDUCIARY SHARES
Net Asset Value, Beginning of Period....    $   9.76       $ 9.85     $ 8.95     $ 10.04     $ 10.00
                                          ------------     ------     ------     -------     -------
Investment Activities
  Net investment income.................       0.206        0.430      0.518       0.460       0.117
  Net realized and unrealized gain
     (loss) on investments..............       0.256       (0.078)     0.873      (1.098)      0.028
                                          ------------     ------     ------     -------     -------
Distributions
  Net investment income.................      (0.215)      (0.442)    (0.487)     (0.452)     (0.105)
  Capital Gains.........................          --           --         --          --          --
                                          ------------     ------     ------     -------     -------
Net Asset Value, End of Period..........    $  10.01       $ 9.76     $ 9.85     $  8.95     $ 10.04
                                          ==========       ======     ======     =======     =======
Total Return............................        4.84%        3.72%     15.83%      (6.33)%      5.01%*
  Net assets, end of period (000).......    $ 11,292       $7,435     $4,196     $12,793     $22,197
  Ratio of expenses to average net
     assets.............................        0.21%*       0.20%      0.24%       0.50%       0.50%*
  Ratio of expenses to average net
     assets excluding fee waivers.......        0.91%*       0.85%      0.71%       0.72%       0.73%*
  Ratio of net investment income to
     average net assets.................        4.56%*       4.69%      4.97%       4.84%       4.31%*
  Ratio of net investment income to
     average net assets excluding fee
     waivers............................        3.85%*       4.04%      4.50%       4.62%       4.08%
Portfolio turnover rate.................           5%           6%        30%         22%         19%

---------------
Amounts designated as "--" are either $0 or have been rounded to $0.
  * Annualized
(2) Commenced operations on October 15, 1993.

                                   BOND FUND

                                                        FOR THE YEARS ENDED JULY 31,
                                           -------------------------------------------------------
                                            1997        1996        1995        1994        1993
                                           -------     -------     -------     -------     -------
FIDUCIARY SHARES
Net Asset Value, Beginning of Period.....  $ 10.23     $ 10.38     $ 10.11     $ 11.13     $ 11.02
                                           -------     -------     -------     -------     -------
Investment Activities
  Net investment income..................    0.628       0.660       0.640       0.630       0.700
  Net realized and unrealized gain
     (loss) on investments...............    0.421      (0.160)      0.270      (0.970)      0.350
                                           -------     -------     -------     -------     -------
Distributions
  Net investment income..................   (0.609)     (0.650)     (0.640)     (0.630)     (0.700)
  Capital gains..........................       --          --          --          --          --
                                           -------     -------     -------     -------     -------
Net Asset Value, End of Period...........  $ 10.67     $ 10.23     $ 10.38     $ 10.11     $ 11.13
                                           =======     =======     =======     =======     =======
Total Return.............................    10.59%       4.81%       9.43%      (3.14)%     10.07%
  Net assets, end of period (000)........  $71,571     $60,374     $59,758     $64,185     $33,279
  Ratio of expenses to average net
     assets..............................     0.85%       0.89%       0.92%       0.86%       0.93%
  Ratio of expenses to average net assets
     excluding fee waivers...............     1.42%       1.61%       1.64%       1.37%       1.55%
  Ratio of net investment income to
     average net assets..................     6.11%       6.10%       6.35%       6.11%       6.41%
  Ratio of net investment income to
     average net assets excluding fee
     waivers.............................     5.54%       5.38%       5.62%       5.60%       5.79%
Portfolio turnover rate..................       14%         21%         36%         44%         59%
Average commission rate(A)...............      n/a         n/a         n/a         n/a         n/a

---------------
Amounts designated as "--" are either $0 or have been rounded to $0.
(A) Average commission rate paid per share for security purchases and sales during the period. Presentation of the rate is only required for fiscal years beginning after September 1, 1995.

                          CONVERTIBLE SECURITIES FUND

                                                     FOR THE
                                                    SIX MONTH
                                                   PERIOD ENDED     FOR THE YEARS ENDED JANUARY 31,
                                                     JULY 31,       -------------------------------
                                                       1997          1997        1996       1995(3)
                                                   ------------     -------     -------     -------
FIDUCIARY SHARES
Net Asset Value, Beginning of Period.............    $  11.58       $ 10.43     $  9.08     $ 10.00
                                                   ------------     -------     -------     -------
Investment Activities
  Net investment income..........................       0.183         0.376       0.407       0.354
  Net realized and unrealized gain (loss) on
     investments.................................       0.833         1.423       1.350      (0.930)
                                                   ------------     -------     -------     -------
Distributions
  Net investment income..........................      (0.186)       (0.378)     (0.404)     (0.343)
  Capital gains..................................          --        (0.270)         --          --
                                                   ------------     -------     -------     -------
Net Asset Value, End of Period...................    $  12.41       $ 11.58     $ 10.43     $  9.08
                                                   ==========       =======     =======     =======
Total Return.....................................        8.92%        17.72%      19.67%      (5.83)%
  Net assets, end of period (000)................    $ 25,338       $21,129     $16,668     $10,297
  Ratio of expenses to average net assets........        0.85%*        0.85%       0.85%       0.85%
  Ratio of expenses to average net assets
     excluding fee waivers.......................        1.00%*        0.85%       0.85%       0.85%
  Ratio of net investment income to average net
     assets......................................        3.25%*        3.47%       4.14%       3.87%
  Ratio of net investment income to average net
     assets excluding fee waivers................        3.10%*        3.47%       4.14%       3.87%
Portfolio turnover rate..........................          33%           89%         46%         36%
Average commission rate(A).......................      0.0647        0.0640         n/a         n/a

---------------
Amounts designated as "--" are either $0 or have been rounded to $0.
(A) Average commission rate paid per share for security purchases and sales during the period. Presentation of the rate is only required for fiscal years beginning after September 1, 1995.
  * Annualized.
(3) Commenced operations on February 1, 1994.

                           GOVERNMENT SECURITIES FUND

                                                     FOR THE
                                                    SIX MONTH
                                                   PERIOD ENDED     FOR THE YEARS ENDED JANUARY 31,
                                                     JULY 31,       -------------------------------
                                                       1997          1997        1996       1995(3)
                                                   ------------     -------     -------     -------
FIDUCIARY SHARES
Net Asset Value, Beginning of Period.............    $   9.44       $  9.94     $  9.07     $ 10.00
                                                   ------------     -------     -------     -------
Investment Activities
  Net investment income..........................       0.268         0.524       0.556       0.491
  Net realized and unrealized gain (loss) on
     investments.................................       0.203        (0.505)      0.870      (0.950)
                                                   ------------     -------     -------     -------
Distributions
  Net investment income..........................      (0.269)       (0.520)     (0.556)     (0.475)
  Capital gains..................................          --            --          --          --
                                                   ------------     -------     -------     -------
Net Asset Value, End of Period...................    $   9.64       $  9.44     $  9.94     $  9.07
                                                   ==========       =======     =======     =======
Total Return.....................................        5.08%         0.34%      16.16%      (4.49)%
  Net assets, end of period (000)................    $ 57,256       $51,382     $46,725     $32,178
  Ratio of expenses to average net assets........        0.73%*        0.74%       0.75%       0.75%
  Ratio of expenses to average net assets
     excluding fee waivers.......................        0.88%*        0.74%       0.75%       0.75%
  Ratio of net investment income to average net
     assets......................................        5.79%*        5.59%       5.89%       5.46%
  Ratio of net investment income to average net
     assets excluding fee waivers................        5.64%*        5.59%       5.89%       5.46%
Portfolio turnover rate..........................          40%          186%        239%        184%
Average commission rate(A).......................         n/a           n/a         n/a         n/a

---------------
Amounts designated as "--" are either $0 or have been rounded to $0.
(A) Average commission rate paid per share for security purchases and sales during the period. Presentation of the rate is only required for fiscal years beginning after September 1, 1995.
  * Annualized
(3) Commenced operations on February 1, 1994.

                                 BALANCED FUND

                                   FOR THE
                                  SIX MONTH
                                 PERIOD ENDED              FOR THE YEARS ENDED JANUARY 31,
                                   JULY 31,     ------------------------------------------------------
                                     1997         1997       1996       1995         1994       1993
                                 ------------   --------   --------   --------     --------   --------
FIDUCIARY SHARES
Net Asset Value, Beginning of
  Period.......................    $  15.04     $  13.92   $  11.45   $  12.21     $  11.50   $  11.15
                                 ------------   --------   --------   --------     --------   --------
Investment Activities
  Net investment income........       0.228        0.422      0.415      0.390        0.394      0.413
  Net realized and unrealized
     gain (loss) on
     investments...............       1.712        1.699      2.831     (0.756)       0.928      0.543
                                 ------------   --------   --------   --------     --------   --------
Distributions
  Net investment income........      (0.228)      (0.409)    (0.417)    (0.391)      (0.391)    (0.408)
  Capital gains................      (0.290)      (0.595)    (0.362)    (0.003)      (0.221)    (0.198)
                                 ------------   --------   --------   --------     --------   --------
Net Asset Value, End of
  Period.......................    $  16.46     $  15.04   $  13.92   $  11.45     $  12.21   $  11.50
                                 ==========     ========   ========   ========     ========   ========
Total Return...................       13.35%       16.30%     28.93%     (2.95)%      11.79%      8.86%
  Net assets, end of period
     (000).....................    $400,442     $307,531   $233,878   $167,434     $152,189   $100,474
  Ratio of expenses to average
     net assets................        0.83%*       0.79%      0.80%      0.80%        0.69%      0.69%
  Ratio of expenses to average
     net assets excluding fee
     waivers...................        0.98%*       0.79%      0.80%      0.80%        0.79%      0.79%
  Ratio of net investment
     income to average net
     assets....................        2.99%*       3.48%      3.20%      3.41%        3.35%      3.72%
  Ratio of net investment
     income to average net
     assets excluding fee
     waivers...................        2.85%*       3.48%      3.20%      3.41%        3.25%      3.62%
Portfolio turnover rate........          10%          27%        26%        48%          49%        68%
Average commission rate(A).....      0.0581       0.0604        n/a        n/a          n/a        n/a

---------------
Amounts designated as "--" are either $0 or have been rounded to $0.
(A) Average commission rate paid per share for security purchases and sales during the period. Presentation of the rate is only required for fiscal years beginning after September 1, 1995.
  *  Annualized.

                                  GROWTH FUND

                                                             FOR THE YEARS ENDED JULY 31,
                                                   -------------------------------------------------
                                                       1997           1996        1995        1994
                                                   -------------     -------     -------     -------
FIDUCIARY SHARES
Net Asset Value, Beginning of Period.............    $   12.58       $ 11.87     $  9.76     $ 10.00
                                                   -------------     -------     -------     -------
Investment Activities
  Net investment income..........................        0.057         0.120       0.150       0.050
  Net realized and unrealized gain (loss) on
     investments.................................        5.773         1.350       2.260      (0.240)
                                                   -------------     -------     -------     -------
Distributions
  Net investment income..........................       (0.053)       (0.120)     (0.150)     (0.050)
  Capital gains..................................       (0.996)       (0.640)     (0.150)         --
                                                   -------------     -------     -------     -------
Net Asset Value, end of period...................    $   17.36       $ 12.58     $ 11.87     $  9.76
                                                    ==========       =======     =======     =======
Total Return.....................................        48.54%        12.72%      25.23%      (1.87)%
  Net assets, end of period (000)................    $ 297,879       $41,495     $25,096     $15,254
  Ratio of expenses to average net assets........         0.92%         0.93%       0.79%       0.77%
  Ratio of expenses to average net assets
     excluding fee waivers.......................         1.24%         1.67%       1.92%       2.61%
  Ratio of net investment income to average net
     assets......................................         0.39%         0.98%       1.40%       0.86%
  Ratio of net investment income to average net
     assets excluding fee waivers................         0.07%         0.23%       0.26%      (0.98)%
Portfolio turnover rate..........................          118%           79%         68%        123%
Average commission rate(A).......................       0.0598           n/a         n/a         n/a

---------------
Amounts designated as "--" are either $0 or have been rounded to $0.
(A) Average commission rate paid per share for security purchases and sales during the period. Presentation of the rate is only required for fiscal years beginning after September 1, 1995.
  *  Annualized.

                              VALUE MOMENTUM FUND

                                 FOR THE
                                SIX MONTH
                               PERIOD ENDED                FOR THE YEARS ENDED JANUARY 31,
                                 JULY 31,      -------------------------------------------------------
                                   1997          1997        1996        1995        1994       1993
                               ------------    --------    --------    --------    --------    -------
FIDUCIARY SHARES
Net Asset Value, Beginning of
  Period.....................    $  21.57      $  18.05    $  13.40    $  11.27    $  12.76    $ 11.68
                               ------------    --------    --------    --------    --------    -------
Investment Activities
  Net investment income......       0.132         0.436       0.331       0.318       0.292      0.310
  Net realized and unrealized
     gain (loss) on
     investments.............       3.955         4.371       5.063      (0.817)      1.538      1.103
                               ------------    --------    --------    --------    --------    -------
Distributions
  Net investment income......      (0.176)       (0.438)     (0.337)     (0.317)     (0.290)    (0.311)
  Capital gains..............          --        (0.848)     (0.408)     (0.054)     (0.030)    (0.022)
                               ------------    --------    --------    --------    --------    -------
Net Asset Value, End of
  Period.....................    $  25.48      $  21.57    $  18.05    $  13.40    $  14.27    $ 12.76
                               ==========      ========    ========    ========    ========    =======
Total Return.................       19.06%        27.33%      40.88%      (3.48)%     14.56%     12.33%
  Net assets, end of period
     (000)...................    $463,433      $317,482    $222,065    $150,138    $140,609    $92,636
  Ratio of expenses to
     average net assets......        0.78%*        0.79%       0.80%       0.81%       0.77%      0.68%
  Ratio of expenses to
     average net assets
     excluding fee waivers...        0.94%*        0.79%       0.80%       0.81%       0.79%      0.78%
  Ratio of net investment
     income to average net
     assets..................        1.65%*        2.26%       2.07%       2.36%       2.19%      2.59%
  Ratio of net investment
     income to average net
     assets excluding fee
     waivers.................        1.49%*        2.26%       2.07%       2.36%       2.17%      2.49%
Portfolio turnover rate......           1%            9%         20%          6%          5%         3%
Average commission rate(A)...      0.0600        0.0590         n/a         n/a         n/a        n/a

---------------
Amounts designated as "--" are either $0 or have been rounded to $0.
(A) Average commission rate paid per share for security purchases and sales during the period. Presentation of the rate is only required for fiscal years beginning after September 1, 1993.
  *  Annualized.

                               INCOME EQUITY FUND

                                                       FOR THE YEARS ENDED JULY 31,
                                      --------------------------------------------------------------
                                         1997          1996         1995         1994         1993
                                      ----------     --------     --------     --------     --------
FIDUCIARY SHARES
Net Asset Value, Beginning of
  Period............................   $  14.27      $  13.00     $  11.92     $  12.13     $  11.42
                                      ----------     --------     --------     --------     --------
Investment Activities
  Net investment income.............      0.372         0.420        0.440        0.390        0.380
  Net realized and unrealized gain
     (loss) on investments..........      5.019         1.930        1.500        0.120        0.710
                                      ----------     --------     --------     --------     --------
Distributions
  Net investment income.............     (0.368)       (0.420)      (0.440)      (0.390)      (0.380)
  Capital gains.....................     (1.083)       (0.660)      (0.420)      (0.330)          --
                                      ----------     --------     --------     --------     --------
Net Asset Value, End of Period......   $  18.21      $  14.27     $  13.00     $  11.92     $  12.13
                                       ========      ========     ========     ========     ========
Total Return........................      40.13%        18.25%       17.26%       4.23%         9.75%
  Net assets, end of period (000)...   $352,725      $262,660     $221,325     $213,328     $104,840
  Ratio of expenses to average net
     assets.........................       0.99%         1.03%        1.06%        1.06%        1.15%
  Ratio of expenses to average net
     assets excluding fee waivers...       1.21%         1.27%        1.30%        1.10%        1.21%
  Ratio of net investment income to
     average net assets.............       2.39%         2.95%        3.59%        3.29%        3.27%
  Ratio of net investment income to
     average net assets excluding
     fee waivers....................       2.17%         2.71%        3.34%        3.24%        3.22%
Portfolio turnover rate.............         46%           42%          37%          34%          30%
Average commission rate(A)..........     0.0583           n/a          n/a          n/a          n/a

---------------
Amounts designated as "--" are either $0 or have been rounded to $0.
(A) Average commission rate paid per share for security purchases and sales during the period. Presentation of the rate is only required for fiscal years beginning after September 1, 1995.
  *  Annualized.

                             BLUE CHIP GROWTH FUND

                                                     FOR THE
                                                    SIX MONTH
                                                   PERIOD ENDED     FOR THE YEARS ENDED JANUARY 31,
                                                     JULY 31,       -------------------------------
                                                       1997          1997        1996       1995(7)
                                                   ------------     -------     -------     -------
FIDUCIARY SHARES
Net Asset Value, Beginning of Period.............    $  14.50       $ 12.63     $  9.53     $ 10.00
                                                   ------------     -------     -------     -------
Investment Activities
  Net investment income..........................       0.081         0.160       0.174       0.167
  Net realized and unrealized gain (loss) on
     investments.................................       2.818         2.449       3.311      (0.479)
                                                   ------------     -------     -------     -------
Distributions
  Net investment income..........................      (0.078)       (0.162)     (0.180)     (0.158)
  Capital gains..................................          --        (0.574)     (0.203)         --
                                                   ------------     -------     -------     -------
Net Asset Value, End of Period...................    $  17.32       $ 14.50     $ 12.63     $  9.53
                                                   ==========       =======     =======     =======
Total Return.....................................       20.08%        21.11%      36.95%      (3.10)%
  Net assets, end of period (000)................    $ 96,883       $80,682     $63,410     $39,319
  Ratio of expenses to average net assets........        0.80%*        0.84%       0.83%       0.85%
  Ratio of expenses to average net assets
     excluding fee waivers.......................        0.95%*        0.84%       0.83%       0.85%
  Ratio of net investment income to average net
     assets......................................        1.09%*        1.21%       1.54%       1.84%
  Ratio of net investment income to average net
     assets excluding fee waivers................        0.94%*        1.21%       1.54%       1.84%
Portfolio turnover rate..........................          54%           80%         69%         89%
Average commission rate(A).......................      0.0520        0.0598         n/a         n/a

---------------
Amounts designated as "--" are either $0 or have been rounded to $0.
(A) Average commission rate paid per share for security purchases and sales during the period. Presentation of the rate is only required for fiscal years beginning after September 1, 1995.
  *  Annualized.
(7)  Commenced operations on February 1, 1994.

                              EMERGING GROWTH FUND

                                                     FOR THE
                                                    SIX MONTH
                                                   PERIOD ENDED     FOR THE YEARS ENDED JANUARY 31,
                                                     JULY 31,       -------------------------------
                                                       1997          1997        1996       1995(7)
                                                   ------------     -------     -------     -------
FIDUCIARY SHARES
Net Asset Value, Beginning of Period.............    $  13.50       $ 11.94     $  9.42     $ 10.00
                                                   ------------     -------     -------     -------
Investment Activities
  Net investment income..........................       0.014         0.008       0.026       0.086
  Net realized and unrealized gain (loss) on
     investments.................................       0.888         2.556       2.807      (0.535)
                                                   ------------     -------     -------     -------
Distributions
  Net investment income..........................      (0.012)       (0.009)     (0.033)     (0.080)
  Capital gains..................................          --        (0.991)     (0.277)     (0.051)
                                                   ------------     -------     -------     -------
Net Asset Value, End of Period...................    $  14.39       $ 13.50     $ 11.94     $  9.42
                                                   ==========       =======     =======     =======
Total Return.....................................        6.70%        21.79%      30.24%      (4.48)%
  Net assets, end of period (000)................    $ 66,336       $57,156     $41,770     $23,928
  Ratio of expenses to average net assets........        1.01%*        1.04%       1.05%       1.05%
  Ratio of expenses to average net assets
     excluding fee waivers.......................        1.16%*        1.04%       1.05%       1.05%
  Ratio of net investment income to average net
     assets......................................        0.26%*        0.06%       0.22%       1.01%
  Ratio of net investment income to average net
     assets excluding fee waivers................        0.10%*        0.06%       0.22%       1.01%
Portfolio turnover rate..........................         116%          134%        131%        123%
Average commission rate(A).......................      0.0583        0.0583         n/a         n/a

---------------
Amounts designated as "--" are either $0 or have been rounded to $0.
(A) Average commission rate paid per share for security purchases and sales during the period. Presentation of the rate is only required for fiscal years beginning after September 1, 1995.
  *  Annualized.
(7)  Commenced operations on February 1, 1994.

                           INTERNATIONAL EQUITY FUND

                                                               FOR THE
                                                              SIX MONTH       FOR THE YEARS ENDED
                                                             PERIOD ENDED         JANUARY 31,
                                                               JULY 31,       -------------------
                                                                 1997          1997       1996(8)
                                                             ------------     -------     -------
FIDUCIARY SHARES
Net Asset Value, Beginning of Period.......................    $  34.52       $ 37.49     $ 33.51
                                                             ------------     -------     -------
Investment Activities
  Net investment income....................................       0.212         0.220       0.447
  Net realized and unrealized gain (loss) on investments...       3.958        (0.965)      4.084
                                                             ------------     -------     -------
Distributions
  Net investment income....................................          --        (0.812)     (0.446)
  Capital gains............................................          --        (1.416)     (0.105)
                                                             ------------     -------     -------
Net Asset Value, End of Period.............................    $  38.69       $ 34.52     $ 37.49
                                                             ==========       =======     =======
Total Return...............................................       12.08%        (2.14)%     13.56%
  Net Assets, end of period (000)..........................    $ 52,467       $46,373     $44,188
  Ratio of expenses to average net assets..................        1.22%*        1.18%       1.16%
  Ratio of expenses to average net assets excluding fee
     waivers...............................................        1.41%*        1.28%       1.36%
  Ratio of net investment income to average net assets.....        1.16%*        0.60%       1.31%
  Ratio of net investment income to average net assets
     excluding fee waivers.................................        0.97%*        0.50%       1.11%
Portfolio turnover rate....................................          18%           29%         21%
Average commission rate(A).................................      0.0250        0.0235         n/a

---------------
Amounts designated as "--" are either $0 or have been rounded to $0.
(A) Average commission rate paid per share for security purchases and sales during the period. Presentation of the rate is only required for fiscal years beginning after September 1, 1995.
  *  Annualized.
(8)  Commenced operations on February 1, 1995.

                                FUND DESCRIPTION



  HighMark is an open-end, diversified, registered investment company that currently offers units of beneficial interest ("Shares") in sixteen separate investment portfolios ("Funds"). All of the Funds are advised by Pacific Alliance, a division of Union Bank of California, N.A. (the "Adviser"). Shareholders may purchase Shares of selected Funds through three separate classes (Class A and Class B Shares (collectively, the "Retail Shares") and Fiduciary Shares). These classes may have different sales charges and other expenses, which may affect performance. Information regarding HighMark's other Funds and other classes is contained in separate prospectuses that may be obtained from HighMark's Distributor, SEI Investments Distribution Co., Oaks, Pennsylvania 19456, or by calling 1-800-433-6884.


  For information concerning those investors who qualify to purchase Fiduciary Shares, see PURCHASE AND REDEMPTION OF SHARES below. (Fiduciary Shares may be hereinafter referred to as "Shares.")

                             INVESTMENT OBJECTIVES

  The investment objectives of the Funds are as follows:

  The INCOME EQUITY FUND seeks investments in equity securities that provide current income through the regular payment of dividends, with the goal that the Income Equity Fund will have a high current yield and a low level of price volatility. Opportunity for long-term growth of asset value is a secondary consideration.

  The VALUE MOMENTUM FUND seeks long-term capital growth with a secondary objective of income.

  The BLUE CHIP GROWTH FUND seeks long-term capital growth by investing in a diversified portfolio of common stocks and other equity securities of seasoned, large capitalization companies.

  The GROWTH FUND seeks long-term capital appreciation through investments in equity securities. The production of current income is an incidental objective.

  The EMERGING GROWTH FUND seeks long-term growth of capital by investing in a diversified portfolio of equity securities of small capitalization, emerging growth companies.

  The INTERNATIONAL EQUITY FUND seeks to provide long-term capital appreciation by investing primarily in a diversified portfolio of equity securities of non-U.S. issuers.

  The CONVERTIBLE SECURITIES FUND seeks a high level of current income and capital appreciation by investing in convertible securities.


  The INTERMEDIATE-TERM BOND FUND seeks total return through investments in fixed-income securities.



  The BOND FUND seeks current income through investments in long-term, fixed-income securities.



  The GOVERNMENT SECURITIES FUND seeks to achieve total return consistent with the preservation of capital by investing in a diversified portfolio of obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities.

  The BALANCED FUND seeks capital appreciation and income. Conservation of capital is a secondary consideration.



  The CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND seeks to provide high current income that is exempt from federal and State of California income taxes.


  The investment objectives and certain of the investment limitations of the Funds may not be changed without a vote of the holders of a majority of the outstanding Shares of the respective Fund (as defined under GENERAL INFORMATION--Miscellaneous below). There can be no assurance that a Fund will achieve its investment objective.

                              INVESTMENT POLICIES

Income Equity Fund

  Under normal market conditions, the Income Equity Fund will invest at least 65% of its total assets in equity securities, including common stocks, warrants to purchase common stocks, American Depositary Receipts ("ADRs"), preferred stocks and securities (including debt securities) convertible into or exercisable for common stocks. The Income Equity Fund's investments primarily consist of the common stocks of U.S. corporations that regularly pay dividends, although there can be no assurance that a corporation will continue to pay dividends. Investments will be made in an attempt to keep the Income Equity Fund's yield above the S&P 500's yield by approximately one-third to one-half the difference between the S&P 500's yield and the yield on long-term U.S. Government bonds.

  The Income Equity Fund generally invests in stocks with favorable, long-term fundamental characteristics when their current relative yields are at the upper end of their historical yield ranges. Frequently, these stocks are out of favor in the financial community and investors see little opportunity for price appreciation. The Fund may also invest in major U.S. corporations in a mature stage of development or operating in slower areas of the economy. While it is anticipated that a significant part of the total growth in asset value experienced by the Income Equity Fund will result from companies' improving prospects (although there can be no assurance that this will in fact occur), dividends will provide a substantial portion of the Fund's total return. When yields on stocks held by the Income Equity Fund drop to the lower end of their historical ranges, the Fund may begin to reduce its holdings. Similarly, if there is a significant fundamental change that impairs a company's ability to pay dividends, or if the yield on a stock dips below the yield of the general market, the Income Equity Fund may eliminate its holdings in these stocks.


Value Momentum Fund


  Under normal market conditions, the Value Momentum Fund will invest at least 65% of its total assets in equity securities, including common stocks, warrants to purchase common stocks, ADRs, preferred stocks and securities (including debt securities) convertible into or exercisable for common stocks. The Value Momentum Fund will be invested primarily in securities which the Advisor believes to be undervalued relative to the market and to the security's historic valuation. Stocks are then screened for positive price or earnings momentum. Securities purchased will generally have a medium to high market capitalization. A majority of the securities in which the Value Momentum Fund invests will be dividend paying.


Blue Chip Growth Fund


  Under normal market conditions, the Blue Chip Growth Fund will invest at least 65% of its total assets in equity securities, including common stocks, warrants to purchase common stocks, ADRs, preferred stocks and securities (including debt securities) convertible into or exercisable for common stocks. The Fund primarily invests in equity securities of seasoned, large capitalization companies. A seasoned company is generally a company with an operating history of 3 years or more. A large capitalization company is generally a company with capitalization in excess of $1.0 billion. A majority of the Fund's equity investments ordinarily will consist of dividend-paying securities.


Growth Fund


  Under normal market conditions, the Growth Fund will invest at least 65% of its total assets in equity securities, including common stocks, warrants to purchase common stocks, ADRs, preferred stocks and securities (including debt securities) convertible into or exercisable for common stocks, of growth-oriented companies. The Growth Fund emphasizes a well-diversified portfolio of medium to large capitalization growth companies (capitalization in excess of $500 million) with a record of above average growth in earnings. The Fund focuses on companies that the Advisor believes to have enduring quality and above average earnings growth. Among the criteria the Fund uses to screen for stock selection are earnings growth, return on capital, brand identity, recurring revenues, price and quality of management team.


Emerging Growth Fund


  Under normal market conditions, the Emerging Growth Fund will invest at least 65% of its total assets in equity securities, including common stocks, warrants to purchase common stocks, ADRs, preferred stocks and securities (including debt securities) convertible into or exercisable for common stocks of small and medium capitalization companies. Small and medium capitalization companies are those with capitalization between $50 million and $1 billion and the potential for growth or those which, in the Advisor's opinion, have potential for above-average long-term capital appreciation. An emerging growth company is one which, in the Advisor's judgment, is in the developing stages of its life cycle and has demonstrated or is expected to achieve rapid growth in earnings and/or revenues. Emerging growth companies are characterized by opportunities for rapid growth rates and/or dynamic business changes. Emerging growth companies, regardless of size, tend to offer the potential for accelerated earnings or revenue growth because of new products or technologies, new channels of distribution, revitalized management or industry conditions, or similar opportunities. A company may or may not yet be profitable at the time the Emerging Growth Fund invests in its securities. Current income will not be a criterion of investment selection, and any such income should be considered incidental. Many of the securities in which the Fund invests will not pay dividends.

  The Emerging Growth Fund may also invest in equity securities of companies in "special equity situations," meaning companies experiencing unusual and possibly non-repetitive developments, such as mergers; acquisitions; spin-offs; liquidations; reorganizations; and new products, technology or management. Since a special equity situation may involve a significant change from a company's past experiences, the uncertainties in the appraisal of the future value of the company's equity securities and the risk of a possible decline in the value of the Emerging Growth Fund's investments are significant.


International Equity Fund


  Under normal market conditions, at least 65% of the International Equity Fund's assets will be invested in the following equity securities of non-U.S. issuers: common stocks, securities convertible into common stocks, preferred stocks, warrants and rights to purchase common stock. Under normal market conditions, at least 65% of the Fund's total assets will be invested in securities of issuers organized under the laws of at least five countries other than the United States that are included in the Morgan Stanley Capital International Europe, Australia and Far East Index (the "EAFE Index").(1) Countries may be over- or under-weighted in comparison to the EAFE Index based upon the Advisor's and Sub-Advisors's view of forecasted rates of returns. Regional and individual country weightings, therefore, may vary from the EAFE Index benchmark. The Advisor and Sub-Advisor will select individual securities for the Fund on the basis of their growth opportunities or undervaluation in relation to other securities. The Fund expects its investments to emphasize companies with market capitalizations in excess of $100,000,000.

  The Fund will typically invest in equity securities listed on recognized foreign exchanges, but may also invest up to 15% of its total assets in securities traded in over-the-counter markets. Equity securities of non-U.S. issuers may also be purchased in the form of sponsored or unsponsored ADRs and sponsored or unsponsored European Depositary Receipts ("EDRs").

  The Fund may enter into forward foreign currency contracts as a hedge against possible variations in foreign exchange rates. A forward foreign currency contract is a commitment to purchase or sell a specified currency at a specified date, at a specified price. The Fund may enter into forward foreign currency contracts to hedge a specific security transaction or to hedge a portfolio position. These contracts may be bought and sold to protect the Fund, to some degree, against a possible loss resulting from an adverse change in the relationship between foreign currencies. The Fund may also invest in options on currencies.

  The premium paid on options on securities positions will not exceed 10% of the Fund's net assets at the time such options are entered into by the Fund. The aggregate premium paid on all options on stock indices will not exceed 20% of the Fund's total assets.

  The Fund's remaining assets may be invested in investment grade bonds and debentures issued by non-U.S. or U.S. companies, obligations of supranational entities, securities issued or guaranteed by foreign and U.S. governments, and foreign and U.S. commercial paper. Certain of these instruments may have floating or variable interest rate provisions. In addition, the Fund may invest in securities of issuers whose principal activities are in countries with emerging markets. The Fund defines an emerging market country as any country whose economy and market the World Bank or the United Nations considers to be emerging or developing. The Fund may also purchase shares of closed-end investment companies that invest in the

---------------

1 "MSCI-EAFE Index" is a registered service mark of Morgan Stanley Capital
 International which does not sponsor and is in no way affiliated with the International Equity Fund.

securities of issuers in a single country or region and shares of U.S. registered or foreign registered open-end management investment companies.


Convertible Securities Fund


  Under normal market conditions, at least 65% of the Convertible Securities Fund's assets will be invested in convertible securities consisting of bonds, debentures, notes and preferred stocks each of which are convertible into common stock. In general, a convertible security is a fixed-income security such as a bond (which typically pays a fixed annual rate of interest) or preferred stock (which typically pays a fixed dividend), that may be converted at a stated price within a specified period of time into a specified number of shares of common stock of the issuing company, or of a different company. A convertible security may be subject to redemption by the issuer, but only after a particular date and under certain circumstances (including a specified price) established upon issue. If a convertible security held by the Fund is called for redemption, the Fund could be required to tender it for redemption, convert it into the underlying common stock, or sell it to a third party. Common stock received upon conversion will be sold when, in the opinion of the Sub-Advisor, it is advisable to do so.

  Because of its conversion feature, the market value of convertible preferred stock tends to move together with the market value of the underlying common stock. As a result, the Fund's selection of convertible securities is based, to a great extent, on the potential for capital appreciation that may exist in the underlying common stocks. The value of convertible securities is also affected by prevailing interest rates, the credit quality of the issuer and any call provisions. Investments in convertible securities generally entail less volatility than investments in the common stocks of the same issuers. Nevertheless, it is the fixed income component of these securities that is often deemed by the ratings agencies to be high risk or speculative. The Fund may invest up to 35% of its assets in convertible bonds rated lower than Baa by Moody's or BBB by S&P and as low as Caa by Moody's or CCC by S&P, which are lower-quality, higher-yielding, high-risk debt securities (commonly known as "junk bonds"). The Fund may also invest in unrated convertible securities which, in the Sub-Advisor's opinion, are of comparable quality to such rated securities. See "Risk Factors."

  In the event that a security owned by the Fund is downgraded below the stated ratings categories, the Advisor or Sub-Advisor will take appropriate action with regard to the security.

  The Fund may invest any remaining assets in common stocks; securities issued or guaranteed by the U.S. government or its agencies or instrumentalities; corporate bonds rated Baa or better by Moody's or BBB or better by S&P (investment grade bonds); shares of other investment companies with similar investment objectives; high grade commercial paper; money market funds; money market instruments and cash; floating and variable rate notes; repurchase agreements; dollar-denominated securities of foreign issuers; and Standard and Poor's Depositary Receipts ("SPDRs").


Intermediate-Term Bond Fund


  Under normal market conditions, at least 65% of the Intermediate-Term Bond Fund's assets will be invested in bonds. For purposes of this policy "bonds" include (i) corporate bonds and debentures rated at the time of purchase as "investment grade" (one of the four highest bond rating categories by a nationally recognized statistical rating organization ("NRSRO") or determined by the Advisor to be of comparable quality; (ii) Yankee Bonds and Eurodollar instruments; (iii) notes or bonds issued by the U.S. Government and its agencies and instrumentalities (such as Government National Mortgage Association ("GNMA") securities); (iv) mortgage-backed securities, including privately issued mortgage-backed securities and readily-marketable asset-backed securities, which must be rated at the time of purchase as investment grade, or be determined by the Advisor to be of comparable quality; (v) securities issued or guaranteed by foreign governments, their political subdivisions, agencies or instrumentalities; (vi) obligations of supranational entities such as the World Bank and the Asian Development Bank; and (vii) zero coupon obligations. In the event that a security owned by the Fund is downgraded below the stated rating categories, the Advisor will take appropriate action with regard to that security. The remainder of the Fund's assets may be invested in money market instruments.

  The dollar-weighted average portfolio maturity of the Intermediate-Term Bond Fund will be from three to ten years.


Bond Fund


  The Bond Fund invests in fixed-income securities with maturities in excess of one year, except for amounts held in money market instruments. Fixed-income securities can have maturities of up to thirty years or more. Under normal market conditions, the Bond Fund will invest at least 65% of the value of its total assets in bonds and may invest up to 35% of its total assets in money market instruments.

  For purposes of this policy "bonds" include (i) corporate bonds and debentures rated at the time of purchase as investment grade or determined by the Advisor to be of comparable quality; (ii) Yankee Bonds and Eurodollar instruments; (iii) notes or bonds issued by the U.S. Government and its agencies and instrumentalities (such as GNMA securities); (iv) mortgage-backed securities, including privately issued mortgage-backed securities and readily-marketable asset-backed securities, which must be rated at the time of purchase as investment grade, or be determined by the Advisor to be of comparable quality;
(v) securities issued or guaranteed by foreign governments, their political subdivisions, agencies or instrumentalities; (vi) obligations of supranational entities such as the World Bank and the Asian Development Bank; and (vii) zero coupon obligations. In the event that a security owned by the Fund is downgraded below the stated rating categories, the Advisor will take appropriate action with regard to that security. The remainder of the Fund's assets may be invested in money market instruments.

  The dollar-weighted average portfolio maturity of the Bond Fund will be from five to twenty years.


Government Securities Fund


  Under normal market conditions, the Government Securities Fund will invest at least 80% of its assets in obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities, including mortgage-backed securities issued or guaranteed by U.S. government agencies such as GNMA, the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") and repurchase agreements backed by such securities. The Fund may invest any remaining assets in corporate bonds that are rated at the time of purchase as investment grade or determined by the Sub-Advisor to be of comparable quality; Yankee Bonds, including sovereign, supranational and Canadian bonds; shares of other investment companies with similar investment objectives; commercial paper; money market funds; privately issued mortgage-backed and other readily-marketable asset-backed securities; and money market instruments and cash.

  The Sub-Advisor will seek to enhance the yield of the Fund by taking advantage of yield disparities or other factors that occur in the government securities and money markets. The Fund may dispose of any security prior to its maturity if such disposition and reinvestment of the proceeds are expected to enhance its yield consistent with the Sub-Advisor's judgment as to a desirable maturity structure or if such disposition is believed to be advisable due to other circumstances or considerations. The Fund will seek to achieve capital gains by taking advantage of price appreciation caused by interest rate and credit quality changes.


Balanced Fund


  The Balanced Fund may invest in any type or class of security. Under normal market conditions, the Balanced Fund will invest between 50% and 70% of its total assets in equity securities. Senior fixed-income securities will normally constitute at least 25% of the Balanced Fund's net assets.

  Equity securities include common stocks, warrants to purchase common stocks, ADRs, preferred stocks, securities (including debt securities) convertible into or exercisable for common stocks and SPDRs. The Balanced Fund's fixed-income investments consist of bonds, debentures, notes, zero-coupon securities, all forms of mortgage-related securities (including collateralized mortgage obligations), and obligations issued or guaranteed by the U.S. or foreign Governments or their agencies or instrumentalities. Privately issued mortgage-backed securities must be rated in one of the top two categories by at least one NRSRO as defined below. In addition to mortgage-backed securities, the Balanced Fund may invest in other asset-backed securities including, but not limited to, those backed by company receivables, truck and auto loans, leases, and credit card or other receivables.

  The Balanced Fund may invest in bonds, notes and debentures of any maturity issued by U.S. and foreign corporate and governmental issuers. The Balanced Fund will invest only in corporate fixed-income securities that are rated at the time of purchase as investment grade or, if unrated, which the Advisor deems to be attractive opportunities and of comparable quality.

  In the event that a security owned by the Fund is downgraded below the stated rating categories, the Advisor will take appropriate action with regard to that security.

  The portions of the Balanced Fund's assets invested in equity securities and fixed-income securities will vary from time to time within the stated ranges, depending upon the Advisor's assessment of business, economic and market conditions. The Advisor considers a combination of risk, capital appreciation, income, and protection of capital value.


California Intermediate Tax-Free Bond Fund


  Under normal market conditions, the Fund will invest primarily in bonds and notes issued by the State of California, its agencies, instrumentalities, and political sub-divisions, the income on which is exempt from regular federal and State of California personal income taxes ("California Municipal Securities"). The Fund may also invest in bonds and notes of other states, territories, and possessions of the U.S. and their agencies, authorities, instrumentalities and political sub-divisions which are exempt from federal income taxes, and in shares of other investment companies, specifically money market funds, which have similar investment objectives.

  Under normal market conditions, at least 80% of the Fund's assets will be invested in bonds and notes rated investment grade by a nationally recognized rating agency or deemed by the Advisor to be of comparable quality at the time of purchase and which pay interest that is not treated as a preference item for purposes of the federal alternative minimum tax. In the event that a security owned by the Fund is downgraded below the stated ratings categories, the Advisor will take appropriate action with regard to the security.

  Under California law, a mutual fund must have at least 50% of its total assets invested in California Municipal Securities at the end of each quarter of its taxable year in order to be eligible to pay California residents dividends that are wholly or partially exempt from California personal income taxes. Accordingly, the Fund intends to maintain at least 65% of its assets in California Municipal Securities and may invest up to 100% of its assets in such securities.


  The Fund has no restrictions on the maturity of municipal securities in which it may invest. Under normal market conditions, the dollar-weighted average portfolio maturity of the Fund is expected to be from three to ten years. Accordingly, the Fund seeks to invest in municipal securities of such maturities which, in the judgment of the Advisor, will provide a high level of current income consistent with prudent investment, with consideration given to market conditions.



                                    GENERAL



Money Market Instruments


  Under normal market conditions, money market instruments may comprise up to 35% of the total assets of each Equity Fund, and the International Equity, Convertible Securities, Intermediate-Term Bond and Bond Funds, up to 25% of the Balanced Fund's total assets and up to 20% of the Government Securities Fund's total assets. When market conditions indicate a temporary "defensive" investment strategy as determined by the Advisor, a Fund may invest more than the above stated amount of its total assets in money market instruments, and the California Intermediate Tax-Free Bond Fund may invest more than 20% of its total assets in municipal obligations of other states or taxable money market instruments including repurchase agreements. A Fund will not be pursuing its investment objective to the extent that a substantial portion of its assets are invested in money market instruments (or taxable money market instruments for the California Intermediate Tax-Free Bond Fund).


Illiquid and Restricted Securities


  Each Fund shall limit investment in illiquid securities to 15% or less of its net assets. Generally, an "illiquid security" is any security that cannot be disposed of promptly and in the ordinary course of business at approximately the amount at which the Fund has valued the instrument. The absence of a trading market can make it difficult to ascertain the market value of the illiquid securities. Each Fund may purchase restricted securities which have not been registered under the Securities Act of 1933 (e.g., Rule 144A Securities and Section 4(2) commercial paper) subject to policies approved by the Board of Trustees. See INVESTMENT RESTRICTIONS in the Statement of Additional Information.


California Municipal Securities



  The two principal classifications of California Municipal Securities are "general obligation" and "revenue" bonds. General obligation bonds are secured by the issuer's pledge of its full faith, credit, and taxing power for the payment of principal and interest. Revenue bonds are payable primarily from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source. Private activity bonds (formerly known as industrial revenue bonds) are generally revenue bonds.



  Certain California Municipal Securities are municipal lease revenue obligations (or certificates of participation or "COPs"), which typically provide that the municipality has no obligation to make lease or installment payments in future years unless money is appropriated for such purpose. While the risk of non-appropriation is inherent to COP financing, this risk is mitigated by the Fund's policy to invest in COPs that are rated in one of the four highest rating categories used by Moody's, S&P, or Fitch.



  California Municipal Securities also include so-called Mello-Roos and assessment district bonds, which are usually unrated instruments issued to finance the building of roads and other public works and projects that are primarily secured by real estate taxes levied on property located in the local community. Most of these bonds do not seek agency ratings because the issues are too small, and in most cases, the purchase of these bonds is based upon the Advisor's determination that it is suitable for the Fund.



  Certain of the obligations in which the Fund may invest may be variable or floating rate instruments and may involve a conditional or unconditional demand feature.



Lending of Portfolio Securities


  In order to generate additional income, a Fund may lend its portfolio securities to broker-dealers, banks or other institutions. A Fund may lend portfolio securities in an amount representing up to 33 1/3% of the value of the Fund's total assets.


Other Investments


  The Funds may enter into repurchase agreements and reverse repurchase agreements.

  The Funds may enter into forward commitments or purchase securities on a "when-issued" basis. Each Fund expects that commitments by a Fund to enter into forward commitments or purchase when-issued securities will not exceed 25% of the value of the Fund's total assets under normal market conditions. The Funds do not intend to purchase when-issued securities or forward commitments for speculative or leveraging purposes but only for the purpose of acquiring portfolio securities.

  The Funds, other than the California Intermediate Tax-Free Bond Fund, may also invest in money market instruments, money market funds, and cash.


  Each Fund may invest in other registered investment companies with similar investment objectives. A Fund may invest up to 5% of its total assets in the shares of any one registered investment company, but may not own more than 3% of the securities of any one registered investment company or invest more than 10% of its assets in the securities of other registered investment companies. In accordance with an exemptive order issued to HighMark by the Securities and Exchange Commission, such other registered investment company securities may include shares of a money market fund of HighMark, and may include registered investment companies for which the Advisor or Sub-Advisor to a Fund of HighMark, or an affiliate of such Advisor or Sub-Advisor, serves as investment advisor, administrator or distributor. Because other registered investment companies employ an investment advisor, such investment by a Fund may cause Shareholders to bear duplicative fees. The Advisor will waive its fees attributable to the assets of the investing Fund invested in a money market fund of HighMark, and, to the extent required by applicable law, the Advisor will waive its fees attributable to the assets of the Fund invested in any investment company. Some Funds are subject to additional restrictions on investments in other investment companies. See INVESTMENT RESTRICTIONS in the Statement of Additional Information.


  Each Equity Fund may write covered calls on its equity securities and enter into closing transactions with respect to covered call options. The Balanced Fund may also buy and sell options, futures contracts and options on futures. An Equity Fund's assets may be invested in options, futures contracts and options on futures, SPDRs, and investment grade bonds. The aggregate value of options on securities (long puts and calls) will not exceed 10% of an Equity Fund's net assets at the time such options are purchased by the Fund. An Equity Fund may enter into futures and options on futures only to the extent that obligations under such contracts or transactions, together with options on securities, represent not more than 25% of the Fund's assets. Each of these Funds may purchase options in stock indices to invest cash on an interim basis. The aggregate premium paid on all options on stock indices cannot exceed 20% of the Fund's total assets. All of the common stocks in which these Funds invest (including foreign securities in the form of ADRs but not including Rule 144A Securities) are traded on registered exchanges or in the over-the-counter market.



  The International Equity Fund and the Fixed Income Funds may invest in futures and options on futures for the purpose of achieving the Fund's objectives and for adjusting portfolio duration. These Funds may invest in futures and related options based on any type of security or index traded on U.S. or foreign exchanges or over the counter, as long as the underlying security, or securities represented by an index, are permitted investments of the Fund. The International Equity Fund may enter into index contracts and contracts for foreign currencies. These Funds may enter into futures contracts and related options only to the extent that obligations under such contracts or transactions represent not more than 10% of the Fund's assets.


  For further information, see DESCRIPTION OF PERMITTED INVESTMENTS.


Risk Factors


  To the extent a Fund invests in equity securities, that Fund's Shares will fluctuate in value, and thus may be more suitable for long-term investors who can bear the risk of short-term fluctuations.

  In addition to credit risk which relates to the ability of an issuer to make payments of principal and interest, all types of bonds are also subject to market risk. Market risk relates to changes in a security's value as a result of interest rate changes generally. An increase in interest rates will generally reduce the value of the fixed income investments in the Funds and a decline in interest rates will generally increase the value of those investments. Accordingly, the net asset value of the Fund's shares will vary as a result of changes in the value of the securities in a Fund's portfolio. Therefore, an investment in the Funds may decline in value, resulting in a loss of principal. Because interest rates vary, it is impossible to predict the income or yield of the Fund for any particular period. Changes in the value of a Fund's fixed-income securities will not affect cash income received from ownership of such securities, but will affect a Fund's net asset value.

  As described above, the Funds may invest in debt securities within the four highest rating categories assigned by a NRSRO and comparable unrated securities. Securities rated BBB by S&P or Baa by Moody's are considered investment grade, but are deemed by these rating services to have some speculative characteristics, and adverse economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher-grade bonds. Should subsequent events cause the rating of a debt security purchased by a Fund to fall below the fourth highest rating category, the Advisor will consider such an event in determining whether the Balanced Fund should continue to hold that security. In no event, however, would a Fund be required to liquidate any such portfolio security where the Fund would suffer a loss on the sale of such security.

  While debt securities normally fluctuate less in price than equity securities, there have been extended periods of cyclical increases in interest rates that have caused significant declines in debt securities prices. Certain fixed-income securities which may be purchased by a Fund such as zero-coupon obligations, mortgage-backed and asset-backed securities, and collateralized mortgage obligations ("CMOs") will have greater price volatility then other fixed-income obligations. Because declining interest rates may lead to prepayment of underlying mortgages, automobile sales contracts or credit card receivables, the prices of mortgage-related and asset-backed securities may not rise with a decline in interest rates. Mortgage-backed and asset-backed securities and CMOs are extremely sensitive to the rate of principal prepayment. Similarly, callable corporate bonds also present risk of prepayment.

  During periods of falling interest rates, securities that can be called or prepaid may decline in value relative to similar securities that are not subject to call or prepayment.

  Depending upon prevailing market conditions, a Fund may purchase debt securities at a discount from face value, which produces a yield greater than the coupon rate. Conversely, if debt securities are purchased at premium over face value, the yield will be lower than the coupon rate. In making investment decisions, the Advisor will consider many factors other than current yield, including the preservation of capital, the potential for realizing capital appreciation, maturity, and yield to maturity.

  From time to time, the equity and debt markets may fluctuate independently of one another. In other words, a decline in equity markets may in certain instances be offset by a rise in debt markets, or vice versa. As a result, the Balanced Fund, with its balance of equity and debt investments, may entail less investment risk (and a potentially smaller investment return) than a mutual fund investing primarily in equity securities.

  Each of the International Equity Fund, the Fixed Income Funds and the Balanced Fund may invest in securities issued or guaranteed by foreign corporations or foreign governments, their political subdivisions, agencies or instrumentalities and obligations of supranational entities such as the World Bank and the Asian Development Bank. There may be certain risks connected with investing in foreign securities, including risks of adverse political and economic developments (including possible governmental seizure or nationalization of assets), the possible imposition of exchange controls or other governmental restrictions, including less uniformity in accounting and reporting requirements, the possibility that there will be less information on such securities and their issuers available to the public, the difficulty of obtaining or enforcing court judgments abroad, restrictions on foreign investments in other jurisdictions, difficulties in effecting repatriation of capital invested abroad, and difficulties in transaction settlements and the effect of delay on shareholder equity. Foreign securities may be subject to foreign taxes, which reduce yield, and may be less marketable than comparable U.S. securities. The value of the Fund's investments denominated in foreign currencies will depend on the relative strengths of those currencies and the U.S. dollar, and the Fund may be affected favorably or unfavorably by changes in the exchange rates or exchange control regulations between foreign currencies and the U.S. dollar. Changes in foreign currency exchange rates may also affect the value of dividends and interest earned, gains and losses realized on the sale of securities, and net investment income and gains, if any, to be distributed to Shareholders by the Fund. To the extent that a Fund may invest in securities of foreign issuers that are not traded on any exchange, there is a further risk that these securities may not be readily marketable. The Convertible Securities Fund, the Fixed Income Funds and the Balanced Fund will not hold foreign currency for investment purposes.


  Forward foreign currency contracts do not eliminate fluctuations in the underlying prices of securities. Rather, they simply establish a rate of exchange which one can achieve at some future point in time. Additionally, although such contracts tend to minimize the risk of loss due to a decline in the value of the hedged currency at the same time, they tend to limit any potential gain which might result, should the value of such currency increase.

  Given the uncertainty of the future value of emerging growth companies and companies in special equity situations, the risk of possible decline in value of the Emerging Growth Fund's net assets are significant. Companies in which the Emerging Growth Fund invests may offer greater opportunities for capital appreciation than larger more established companies, but investment in such companies may involve certain special risks. These risks may be due to the greater business risks of small size, limited markets and financial resources, narrow product lines and frequent lack of depth in management. The securities of such companies are often traded in the over-the-counter market and may not be traded in volumes typical on a national securities exchange. Thus, the securities of emerging growth companies may be less liquid, and subject to more abrupt or erratic market movements than securities of larger, more established growth companies. Since a "special equity situation" may involve a significant change from a company's past experiences, the uncertainties in the appraisal of the future value of the company's equity securities and the risk of a possible decline in the value of the Fund's investments are significant.

  The ability of the State of California and its political sub-divisions to generate revenue through real property and other taxes and to increase spending has been significantly restricted by various constitutional and statutory amendments and voter-passed initiatives. Such limitations could affect the ability of California state and municipal issuers to pay interest or repay principal on their obligations. In addition, during the first half of the decade, California faced severe economic and fiscal conditions and experienced recurring budget deficits that caused it to deplete its available cash resources and to become increasingly dependent upon external borrowings to meet its cash needs.

  The financial difficulties experienced by the State of California and municipal issuers during the recession resulted in the credit ratings of certain of their obligations being downgraded significantly by the major rating agencies.


Risks Associated with Convertible Securities


  Convertible securities include corporate bonds, notes or preferred stocks that can be converted into common stocks or other equity securities. Convertible securities also include other securities, such as warrants, that provide an opportunity for equity participation. Because convertible securities can be converted into common stock, their values will normally vary in some proportion with those of the underlying common stock. Convertible securities usually provide a higher yield than the underlying common stock, however, so that the price decline of a convertible security may sometimes be less substantial than that of the underlying common stock. The value of convertible securities that pay dividends or interest, like the value of all fixed-income securities, generally fluctuates inversely with changes in interest rates. Warrants have no voting rights, pay no dividends and have no rights with respect to the assets of the corporation issuing them. They do not represent ownership of the securities for which they are exercisable, but only the right to buy such securities at a particular price. The Funds, other than the Convertible Securities Fund, will not purchase any convertible debt security or convertible preferred stock unless it has been rated as investment grade at the time of acquisition by a NRSRO or that is not rated but is determined to be of comparable quality by the Advisor.

  Investments in lower-rated debt securities (i.e., securities rated lower than BBB by S&P or Baa by Moody's), in which the Fund may invest, bear certain risks, including the risk that such securities may be thinly traded, which can adversely affect the price at which these securities can be sold and can result in high transaction costs. Market quotations may not be available, and therefore, judgment plays a greater role in valuing lower-rated debt securities than securities for which more extensive quotations and last sale information are available. Adverse publicity and changing investor perceptions may affect the ability of outside pricing services to value lower-rated debt securities, and the Fund's ability to dispose of these securities.

  The market price of lower-rated debt securities may decline significantly in periods of general economic difficulty which may follow periods of rising interest rates. During an economic downturn or a prolonged period of rising interest rates, the ability of issuers of lower-rated debt to meet their payment obligation on these securities may be impaired.

  The Convertible Securities Fund may invest in securities which are rated as low as 'Caa' by Moody's or 'CCC' by S&P. Securities rated 'Caa' by Moody's are of poor standing and may be in default or may present elements of danger with respect to principal or interest. Debt rated 'CCC' by S&P is regarded as having speculative characteristics with respect to capacity to pay interest and repay principal. In the event of adverse business, financial, and economic conditions, debt rated 'CCC' is not likely to have the capacity to repay principal.

                               PORTFOLIO TURNOVER

  A Fund's portfolio turnover rate will not be a factor preventing a sale or purchase when the Advisor believes investment considerations warrant. Each of the Funds' portfolio turnover rate may vary greatly from year to year as well as within a particular year. High portfolio turnover rates generally will result in correspondingly higher brokerage and other transactions costs to the Funds and could involve the realization of capital gains that would be taxable when distributed to Shareholders of the relevant Fund. See FEDERAL TAXATION.

                       PURCHASE AND REDEMPTION OF SHARES

  The Income Equity, Value Momentum, Growth and Balanced Funds are divided into three classes of Shares, Class A, Class B and Fiduciary. The Emerging Growth, Intermediate-Term Bond, Bond and California Intermediate Tax-Free Bond Funds are divided into two classes of Shares, Class A and Fiduciary, and the Blue Chip Growth, International Equity, Convertible Securities and Government Securities Funds are only offered in a single class of Shares, Fiduciary. Only the following investors qualify to purchase a Fund's Fiduciary Shares: (i) fiduciary, advisory, agency, custodial and other similar accounts maintained with Union Bank of California, N.A. or its affiliates; (ii) SelectIRA accounts established with The Bank of California, N.A. and invested in any of HighMark's Equity or Income Funds prior to June 20, 1994, which have remained continuously open thereafter and which are not considered to be fiduciary accounts; (iii) Shareholders who currently own Shares of HighMark's Equity or Income Funds that were purchased prior to June 20, 1994 within an account registered in their name with the Funds; and (iv) present and retired directors, officers and employees (and their spouses and children under the age of 21) of Union Bank of California, N.A., HighMark's current or former distributors or their respective affiliated companies who currently own Shares of HighMark Funds which were purchased before April 30, 1997. For a description of investors who qualify to purchase Retail Shares, see the Retail Shares prospectus of the Funds.


  Purchases and redemptions of Shares of the Funds may be made on days on which the New York Stock Exchange is open for business ("Business Days"). The minimum initial investment is generally $1,000 per Fund and the minimum subsequent investment is generally only $100 per Fund. For present and retired directors, officers, and employees (and their spouses and children under the age of 21) of Union Bank of California, SEI Investments Distribution Co. and their affiliates, the minimum initial investment is $250 per Fund and the minimum subsequent investment is $50 per Fund. A Fund's initial and subsequent minimum purchase amounts may be waived if purchases are made in connection with Individual Retirement Accounts, Keoghs, payroll deduction plans, or 401(k) or similar plans. However, the minimum investment may be waived in the Distributor's discretion. Shareholders may place orders by telephone.


  Purchase orders will be effective if the Distributor receives an order before 1:00 p.m., Pacific time (4:00 p.m., Eastern time) and the custodian receives Federal funds before the close of business on the next Business Day. The purchase price of Shares of a Fund is the net asset value next determined after a purchase order is received and accepted by HighMark. The net asset value per Share of a Fund is determined by dividing the total market value of a Fund's investments and other assets, less any liabilities, by the total number of outstanding Shares of a Fund. Net asset value per share is determined daily as of 1:00 p.m., Pacific time (4:00 p.m., Eastern time) on any Business Day. Purchases will be made in full and fractional Shares of

HighMark calculated to three decimal places. HighMark reserves the right to reject a purchase order when the Distributor or Advisor determines that it is not in the best interest of HighMark and/or its Shareholders to accept such order.

  Shares of the Funds are offered only to residents of states in which the Shares are eligible for purchase.

  Shareholders who desire to redeem shares of HighMark must place their redemption orders prior to 1:00 p.m., Pacific time (4:00 p.m., Eastern time), on any Business Day for the order to be accepted on that Business Day. The redemption price is the net asset value of the Fund next determined after receipt by the Distributor of the redemption order. Payment on redemption will be made as promptly as possible and, in any event, within seven calendar days after the redemption order is received. The Funds reserve the right to make payment for redemptions in securities rather than cash.

  Neither HighMark's transfer agent nor HighMark will be responsible for any loss, liability, cost or expense for acting upon wire instructions or upon telephone instructions that it reasonably believes to be genuine. HighMark and its transfer agent will each employ reasonable procedures to confirm that telephone instructions are genuine. Such procedures may include taping of telephone conversations. If market conditions are extraordinarily active or other extraordinary circumstances exist, and you experience difficulties placing redemption orders by telephone, you may wish to consider placing your order by other means.

                              EXCHANGE PRIVILEGES

  As indicated under GENERAL INFORMATION--Description of HighMark & Its Shares, certain of HighMark's Funds issue three classes of Shares (Class A and Class B Shares (collectively, "Retail Shares") and Fiduciary Shares); as of the date of this Prospectus, the Distribution Plan and distribution fee payable thereunder are applicable only to such Fund's Retail Shares. A Shareholder's eligibility to exchange into a particular class of Shares will be determined at the time of the exchange. The Shareholder must supply, at the time of the exchange, the necessary information to permit confirmation of qualification.

  Each Fund's Shares may be exchanged for Shares of the class of the various other Funds of HighMark which the Shareholder qualifies to purchase directly so long as the Shareholder maintains the applicable minimum account balance in each Fund in which he or she owns Shares and satisfies the minimum initial and subsequent purchase amounts of the Fund into which the Shares are exchanged. Shareholders may exchange their Fiduciary Shares for Fiduciary Shares of another Fund on the basis of the relative net asset value of the Fiduciary Shares exchanged. Shareholders may also exchange Fiduciary Shares of a Fund for Retail Shares of another Fund. Under such circumstances, the cost of the acquired Retail Shares will be the net asset value per share plus the appropriate sales load.

  Exchanges will be made on the basis of the relative net asset values of the Shares exchanged plus any applicable sales charge. Exchanges are subject to the terms and conditions stated herein and the terms and conditions stated in the respective prospectuses of the Funds.

  Certain entities (including participating organizations and Union Bank of California and its affiliates), however, may charge customers a fee with respect to exchanges made on the customer's behalf. Information about these charges, if any, can be obtained by the entity effecting the exchange and this Prospectus should be read in conjunction with that information.

  A Shareholder wishing to exchange Shares in a Fund may do so by contacting the transfer agent at 1-800-433-6884. Exchanges will be effected on any Business Day at the net asset value of the Funds involved in the exchange next determined after the exchange request is received by the transfer agent.

  An exchange is considered to be a sale of Shares for federal income tax purposes on which a Shareholder may realize a capital gain or loss. Exchange privileges may be exercised only in those states where Shares of such other Funds of HighMark may legally be sold. HighMark may materially amend or terminate the exchange privileges described herein upon sixty days' notice.

                                   DIVIDENDS


  The net investment income of each of the Funds is declared and paid monthly, with the exception of the International Equity Fund which is declared and paid periodically, as a dividend to Shareholders of record at the close of business on the day of declaration. Net realized capital gains are distributed at least annually to Shareholders of record.



  Shareholders will automatically receive all income dividends and capital gains distributions in additional full and fractional Shares of a Fund at net asset value as of the date of declaration (which is also the ex-dividend date), unless the Shareholder elects to receive such dividends or distributions in cash. Shareholders wishing to receive their dividends in cash (or wishing to revoke a previously made election) must notify the transfer agent in writing at P.O. Box 8416, Boston, MA 02266-8416, and such election (or revocation thereof) will become effective with respect to dividends and distributions having record dates after notice has been received. Dividends paid in additional Shares receive the same tax treatment as dividends paid in cash.


                                     TAXES

Federal Taxation

  Each Fund intends to qualify for treatment as a "regulated investment company" under the Internal Revenue Code of 1986, as amended (the "Code"), and to distribute substantially all of its net investment income and net realized capital gains so that each Fund is not required to pay federal taxes on these amounts. Because all of the net investment income of the Fixed Income Funds is expected to be derived from interest, it is anticipated that no part of any distribution will be eligible for the federal dividends received deduction.

  For each Fund, other than the California Intermediate Tax-Free Bond Fund, distributions of ordinary income and/or an excess of net short-term capital gain over net long-term capital loss are treated for federal income tax purposes as ordinary income to Shareholders. With respect to the Equity Funds and the Balanced Fund, the 70 percent dividends received deduction for corporations generally will apply to these distributions to the extent the distribution represents amounts that would qualify for the dividends received deduction when received by a Fund if a Fund were a regular corporation, and to the extent designated by a Fund as so qualifying. A corporate Shareholder will only be eligible to claim a dividends received deduction with respect to a dividend from a Fund if the corporate Shareholder held its Shares on the ex-dividend date and for at least 45 other days during the 90-day period surrounding the ex-dividend date. Distributions by the Fund of net gains on capital assets held for more than one year but not more than 18 months and of net gains on capital assets held for more than 18 months are taxable to Shareholders as such, regardless of how long the Shareholder has held Shares of the Fund. Such distributions are not eligible for the dividends received deduction. If a Shareholder disposes of Shares in a Fund at a loss before holding such Shares for longer than six months, such loss will be treated as a long-term capital loss to the extent the Shareholder has received long-term capital gain distributions on the Shares.

  Because all of the California Intermediate Tax-Free Bond Fund's net investment income is expected to be derived from interest, it is anticipated that no part of any distribution will be eligible for the federal dividends received deduction for corporations. The Fund is not managed to generate any long-term capital gains and, therefore, does not foresee paying any significant "capital gains dividends" as described in the Code.

  Exempt-interest dividends from the California Intermediate Tax-Free Bond Fund are excludable from Shareholders' gross income for federal income tax purposes. Such dividends may be taxable to Shareholders under state or local law as ordinary income even though all or a portion of the amounts may be derived from interest on tax-exempt obligations which, if realized directly, would be exempt from such taxes. Shareholders are advised to consult a tax advisor with respect to whether exempt-interest dividends retain the exclusion if such Shareholder would be treated as a "substantial user" of a facility financed through certain private activity bonds or a "related person" to such a user under the Code.

  Under the Code, interest on indebtedness incurred or continued by a Shareholder to purchase or carry Shares of the California Intermediate Tax-Free Bond Fund is not deductible for federal income tax purposes to the extent the Fund distributes exempt-interest dividends during the Shareholder's taxable year.

  Under the Code, if a Shareholder sells a Share of the California Intermediate Tax-Free Bond Fund after holding it for six months or less, any loss on the sale or exchange of such Share will be disallowed to the extent of the amount of any exempt-interest dividends that the Shareholder has received with respect to the Share that is sold.

  In addition, any loss (not already disallowed as provided in the preceding sentence) realized upon a taxable disposition of shares of the California Intermediate Tax-Free Bond Fund held for six months or less will be treated as long-term, rather than short-term, to the extent of any long-term capital gain distributions received by the shareholder with respect to the shares.

  The California Intermediate Tax-Free Bond Fund may at times purchase California Municipal Securities at a discount from the price at which they were originally issued. For federal income tax purposes, some or all of this market discount will be included in the California Intermediate Tax-Free Bond Fund's ordinary income and will be taxable to Shareholders as such when it is distributed to them.

  To the extent dividends paid to Shareholders are derived from taxable income (for example, from interest on certificates of deposit or repurchase agreements), or from long-term or short-term capital gains, such dividends will be subject to federal income tax, whether such dividends are paid in the form of cash or additional Shares. A Shareholder should consult his or her tax advisor for special advice.

  Under the Code, dividends attributable to interest on certain private activity bonds issued after August 7, 1986 must be included in alternative minimum taxable income for the purpose of determining liability (if any) for the federal alternative minimum tax. In addition, exempt-interest dividends will be included in a corporation's "adjusted current earnings" for purposes of the alternative minimum tax (except to the extent derived from interest on certain private activity bonds issued after August 7, 1986, which interest would already be included in alternative minimum taxable income as a specific item of tax preference). Shareholders of the California Intermediate Tax-Free Bond Fund receiving social security or railroad retirement benefits may be taxed on a portion of those benefits as a result of receiving tax-exempt income (including exempt-interest dividends distributed by the Fund).

  Prior to purchasing Shares of the Funds, the impact of dividends or capital gain distributions that are expected to be declared or have been declared, but not paid, should be carefully considered. Dividends or capital gain distributions received after a purchase of Shares are subject to federal income taxes, although in some circumstances, the dividends or distributions may be, as an economic matter, a return of capital to the Shareholder. A Shareholder should consult his or her advisor for specific advice about the tax consequences to the Shareholder of investing in a Fund.

  Fund investments in foreign securities may be subject to withholding taxes at the source on dividend or interest payments. In that case, the Fund's yield on those securities would be decreased. If at the end of a Fund's fiscal year more than 50% of the value of its total assets represents securities of foreign corporations, the Fund intends to make an election permitted by the Internal Revenue Code to treat any foreign taxes paid by it in respect of foreign securities the Fund has held for at least the minimum period specified in the Code as paid by its Shareholders. In this case, Shareholders who are U.S. citizens, U.S. corporations and, in some cases, U.S. residents generally will be required to include in U.S. taxable income their pro rata share of such taxes, but may then generally be entitled to deduct their share of such taxes. Alternatively, such Shareholders who hold Shares (without protection from risk of loss) on the ex-dividend date and for at least 15 other days during the 30-day period surrounding the ex-dividend date will be entitled to claim a foreign tax credit for their share of these taxes. The Funds, other than the International Equity Fund, do not expect to be eligible to elect to permit shareholders to claim a credit or deduction on their income tax return for their pro rata share of such foreign taxes.

  Fund transactions in foreign currencies and hedging activities may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in value of the foreign currency concerned. In addition, such activities will likely produce a difference between book income and taxable income. This difference may cause a portion of the Fund's income distributions to constitute a return of capital for tax purposes or require the Fund to make distributions exceeding book income to qualify as a regulated investment company for tax purposes.

  Investment in an entity that qualifies as a "passive foreign investment company" under the Code could subject the Fund to a U.S. federal income tax or other charge on certain "excess distributions" received with respect to the investment, and on the proceeds from disposition of the investment.

  Additional information regarding federal taxes is contained in the Statement of Additional Information. However, the foregoing and the material in the Statement of Additional Information are only brief summaries of some of the important tax considerations generally affecting each Fund and its Shareholders. In addition, the foregoing discussion and the federal tax information in the Statement of Additional Information are based on tax laws and regulations which are in effect as of the date of this Prospectus; these laws and regulations may subsequently change, and such changes could be retroactive.

  Shareholders will be advised at least annually as to the federal income tax status of distributions made during the year.

California Taxes

  The California Intermediate Tax-Free Bond Fund intends to qualify to pay dividends to Shareholders that are exempt from California personal income tax ("California exempt-interest dividends"). The California Intermediate Tax-Free Bond Fund will qualify to pay California exempt-interest dividends if (1) at the close of each quarter of the Fund's taxable year, at least 50 percent of the value of the Fund's total assets consists of obligations the interest on which would be exempt from California personal income tax if the obligations were held by an individual ("California Tax Exempt Obligations") and (2) the Fund continues to qualify as a regulated investment company.

  If the California Intermediate Tax-Free Bond Fund qualifies to pay California exempt-interest dividends, dividends distributed to Shareholders will be considered California exempt-interest dividends (1) if they are designated as exempt-interest dividends by the Fund in a written notice to Shareholders mailed within 60 days of the close of the Fund's taxable year and (2) to the extent that they are derived from the interest received by the Fund during the year on California Tax Exempt Obligations (less related expenses). If the aggregate dividends so designated exceed the amount that may be treated as California exempt-interest dividends, only that percentage of each dividend distribution equal to the ratio of aggregate California exempt-interest dividends to aggregate dividends so designated will be treated as a California exempt-interest dividend. The Fund will notify Shareholders of the amount of California exempt-interest dividends each year.

  Corporations subject to California franchise tax that invest in the California Intermediate Tax-Free Bond Fund generally will not be entitled to exclude California exempt-interest dividends from income.

  Dividend distributions that do not qualify for treatment as California exempt-interest dividends will be taxable to Shareholders at ordinary income tax rates for California personal income tax purposes to the extent of the California Intermediate Tax-Free Bond Fund's earnings and profits.

  Interest on indebtedness incurred or continued by a Shareholder in connection with the purchase of Shares of the California Intermediate Tax-Free Bond Fund will not be deductible for California personal income tax purposes if the Fund distributes California exempt-interest dividends.

  Additional information regarding California taxes is contained in the Statement of Additional Information. However, the foregoing and the California tax information in the Statement of Additional Information is a general, abbreviated summary of certain of the provisions of the California Revenue and Taxation Code presently in effect as they directly govern the taxation of Shareholders subject to California personal income tax. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive with respect to Fund transactions. Shareholders are advised to consult with their own tax advisors for more detailed information concerning California tax matters.

                              SERVICE ARRANGEMENTS

The Advisor


  Pacific Alliance, a division of Union Bank of California, N.A. serves as the Funds' investment advisor. Subject to the general supervision of HighMark's Board of Trustees, the Advisor manages each Fund in accordance with its investment objective and policies, makes decisions with respect to and places orders for all purchases and sales of the Fund's investment securities, and maintains the Fund's records relating to such purchases and sales.


  For the expenses assumed and services provided by the Advisor as each Fund's investment advisor, Union Bank of California receives a fee from the Fixed Income Funds and the California Intermediate Tax-Free Bond Fund, computed daily and paid monthly, at the annual rate of fifty one-hundredths of one percent (.50%) of the Fund's average daily net assets, from the Growth Fund, Value Momentum Fund, Income Equity Fund, Convertible Securities Fund and Balanced Fund, computed daily and paid monthly, at the annual rate of sixty one-hundredths of one percent (.60%) of the Fund's average daily net assets, from the Emerging Growth Fund, computed daily and paid monthly, at the annual rate of eighty one-hundredths of one percent (.80%) of the Fund's average daily net assets, and from the International Equity Fund, computed daily and paid monthly, at the annual rate of ninety-five one-hundredths of one percent (.95%) of the Fund's average daily net assets. Depending on the size of the Fund, this fee may be higher than the advisory fee paid by most mutual funds, although the Board of Trustees believes it will be comparable to advisory fees paid by many funds having similar objectives and policies. Union Bank of California may from time to time agree to voluntarily reduce its advisory fee, however, it is not currently doing so. While there can be no assurance that Union Bank of California will choose to make such an agreement, any voluntary reductions in Union Bank of California's advisory fee will lower the Fund's expenses, and thus increase the Fund's yield and total return, during the period such voluntary reductions are in effect. Prior to April 28, 1997, the Value Momentum Fund, the Blue Chip Growth Fund, the Emerging Growth Fund, the International Equity Fund, the Convertible Securities Fund, the Intermediate-Term Bond Fund, the Government Securities Fund, the Balanced Fund, and the California Intermediate Tax-Free Bond Fund did not yet operate as HighMark Funds. Fee and other information presented regarding these Funds after that time only represents their operation as HighMark Funds. Prior to operating as HighMark Funds, these Funds had a fiscal year end of January 31.


  During HighMark's fiscal year ended July 31, 1997, Union Bank of California received investment advisory fees from the Income Equity Fund aggregating 0.60% of the Fund's average daily net assets, from the Value Momentum Fund (February 1, 1997 through July 31, 1997) aggregating 0.60% of the Fund's average daily net assets, from the Blue Chip Growth Fund (February 1, 1997 through July 31, 1997) aggregating 0.60% of the Fund's average daily net assets, from the Growth Fund aggregating 0.60% of the Fund's average daily net assets, from the Emerging Growth Fund (February 1, 1997 through July 31, 1997) aggregating 0.80% of the Fund's average daily net assets, from the Income Equity Fund aggregating 0.60% of the Fund's average daily net assets, from the International Equity Fund (February 1, 1997 through July 31, 1997) aggregating 0.91% of the Fund's average daily net assets, from the Convertible Securities Fund (February 1, 1997 through July 31, 1997) aggregating 0.60% of the Fund's average daily net assets, from the Intermediate-Term Bond Fund (February 1, 1997 through July 31, 1997) aggregating 0.50% of the Fund's average daily net assets, from the Bond Fund aggregating 0.50% of the Fund's average daily net assets, from the Government Securities Fund (February 1, 1997 through July 31, 1997) aggregating 0.50% of the Fund's average daily net assets, from the Balanced Fund (February 1, 1997 through July 31, 1997) aggregating 0.60% of the Fund's average daily net assets, and from the California Intermediate Tax-Free Bond Fund (February 1, 1997 through July 31, 1997) aggregating 0.00% of the Fund's average daily net assets. For the period February 1, 1996 through January 31, 1997, Union Bank of California received investment advisory fees from the Value Momentum Fund aggregating 0.60% of the Fund's average daily net assets, from the Blue Chip Growth Fund aggregating 0.60% of the Fund's average daily net assets, from the Emerging Growth Fund aggregating 0.80% of the Fund's average daily net assets, from the International Equity Fund aggregating 0.95% of the Fund's average daily net assets, from the Convertible Securities Fund aggregating 0.60% of the Fund's average daily net assets, from the Intermediate-Term Bond Fund aggregating 0.50% of the Fund's average daily net assets, from the Government Securities Fund aggregating 0.50% of the Fund's average daily net assets, from the Balanced Fund aggregating 0.60% of the Fund's average daily net assets, and from the California Intermediate Tax-Free Bond Fund aggregating 0.00% of the Fund's average daily net assets.



  On April 1, 1996, the Bank of California, N.A., HighMark's then investment advisor, combined with Union Bank and the resulting bank changed its name to Union Bank of California, N.A. At the same time, the banks' investment management divisions were combined. Each of Union Bank and The Bank of California, N.A. (or their predecessor banks) has been in banking since the early 1900's and, historically, each has had significant investment functions within its trust and investment division. UnionBanCal Corporation, the parent of Union Bank of California, N.A., is a publicly held corporation, but is principally held by The Bank of Tokyo-Mitsubishi, Ltd. As of September 30, 1997, Union BanCal Corporation and its subsidiaries had approximately $31 billion in consolidated assets. Pacific Alliance, a division of Union Bank of California's Trust and Investment Management Group, as of September 30, 1997, had approximately $14.6 billion of assets under management. The Advisor, with a team of approximately 43 stock and bond research analysts, portfolio managers and traders, has been providing investment management services to individuals, institutions and large corporations since 1917.


  All investment decisions for the Funds are made by a team of investment professionals, all of whom take an active part in the decision making process. Team leaders for each Fund are as follows:


  Growth Fund--Scott Chapman. Mr. Chapman, Vice President of the Advisor, has served as team leader since 1993. He has been with Union Bank of California, N.A., and its predecessor, The Bank of California, N.A., since 1991.



  Value Momentum Fund--Richard Earnest. Mr. Earnest, Senior Vice President of the Advisor, has served as team leader of the Fund since its inception on February 1, 1991. He has been with Union Bank of California, N.A., and its predecessor, Union Bank, since 1964.

  Income Equity Fund--Thomas Arrington. Mr. Arrington, Vice President of the Advisor, has served as team leader since 1994. He has been with Union Bank of California, N.A., and its predecessor, The Bank of California, N.A., since 1990.



  Bond Fund and Intermediate-Term Bond Fund--E. Jack Montgomery. Mr. Montgomery, Vice President of the Advisor, has served as team leader for the Bond Fund since 1994. He has served as the team leader for the Intermediate-Term Bond Fund since 1996. He has been with Union Bank of California, N.A. and The Bank of California, N.A. since 1994. From 1990 to 1994, Mr. Montgomery was employed by the San Francisco Employees' Retirement System.



  Balanced Fund--Carl J. Colombo. Mr. Colombo, Vice President of the Advisor, has served as team leader of the Fund since its inception on February 1, 1991. He has been with Union Bank of California, N.A., and its predecessor, Union Bank, since 1985.



  California Intermediate Tax-Free Bond Fund--Robert Bigelow. Mr. Bigelow, Vice President of the Advisor, has served as team leader since 1994. He has been with Union Bank of California, N.A. and its predecessor, Union Bank since 1994. From 1986 to 1994, Mr. Bigelow served as a portfolio manager at City National Bank.


The Sub-Advisors

  The Advisor and Bank of Tokyo-Mitsubishi Trust Company ("BTMT") have entered into an investment subadvisory agreement relating to the Emerging Growth, Blue Chip Growth, Convertible Securities and Government Securities Funds (the "Investment Sub-Advisory Agreement"). Under the Investment Sub-Advisory Agreement, BTMT will make the day-to-day investment decisions for the assets of the Emerging Growth and Blue Chip Growth Funds, subject to the supervision of, and policies established by, the Advisor and the Trustees of HighMark.

  Bank of Tokyo-Mitsubishi Trust Company, headquartered at 1251 Avenue of the Americas, New York, New York 10116, operates as a wholly-owned subsidiary of The Bank of Tokyo-Mitsubishi, Ltd. BTMT was formed by the combination on April 1, 1996, of Bank of Tokyo Trust Company, a wholly-owned subsidiary of The Bank of Tokyo, Ltd., and Mitsubishi Bank Trust Company of New York, a wholly-owned subsidiary of The Mitsubishi Bank, Limited. Bank of Tokyo Trust Company was the surviving entity, and changed its name to Bank of Tokyo-Mitsubishi Trust Company. Prior to the combination, subadvisory services were provided by Bank of Tokyo Trust Company. Bank of Tokyo Trust Company was established in 1955, and has provided trust services since that time and management services since 1965.

  BTMT serves as portfolio manger to bank common funds, employee benefit funds and personal trust accounts, managing assets in money market, equity and fixed income portfolios. As of September 30, 1997, BTMT managed $750 million in individual portfolios and collective funds.

  BTMT is entitled to a fee, which is calculated daily and paid monthly out of the Advisor's fee, at an annual rate of .50% of the average daily net assets of the Emerging Growth Fund, .30% of the average daily net assets of the Blue Chip Growth and Convertible Securities Fund and .20% of the average daily net assets of the Government Securities Fund. For the fiscal year ended July 31, 1997 (beginning February 1, 1997), BTMT received sub-investment advisory fees from the Advisor for the Emerging Growth Fund aggregating 0.50% of the Fund's average daily net assets, for the Blue Chip Growth Fund aggregating 0.30% of the Fund's average daily net assets, for the Convertible Securities Fund aggregating 0.30% of the Fund's average daily net assets, and for the Government Securities Fund aggregating 0.20% of the Fund's average daily net assets. For the period February 1, 1996 through January 31, 1997, BTMT received sub-investment advisory fees for the Emerging Growth Fund aggregating 0.50% of the Fund's average daily net assets, for the Blue Chip Growth Fund aggregating 0.30% of the Fund's average daily net assets, for the Convertible Growth Fund aggregating 0.30% of the Fund's average daily net assets, and for the Government Securities Fund aggregating 0.20% of the Fund's average daily net assets.


  Seth E. Shalov serves as portfolio manager of the Emerging Growth Fund. Mr. Shalov has been a Senior Portfolio Manager with BTMT and its predecessor, Bank of Tokyo Trust Company, since 1987.



  Robert Freund serves as portfolio manager for the Convertible Securities Fund. Mr. Freund has been an analyst and portfolio manager with BTMT and its predecessor, Bank of Tokyo Trust Company, since 1992.



  Edmond Y. Chin serves as portfolio manager of the Blue Chip Growth Fund. Mr. Chin has been a portfolio manager with the Sub-Advisor and its predecessor, Bank of Tokyo Trust Company, since 1997. From 1985 to 1997, Mr. Chin served as an equity analyst and portfolio manager at Continental Asset Management.



  Stephen W. Blocklin serves as portfolio manager of the Government Securities Fund. Mr. Blocklin has been with BTMT and its predecessor, Bank of Tokyo Trust Company, since 1993. From September 1988 to December 1993, he served as a senior fixed income fund manager in the institutional investment management group at First Fidelity Bancorporation.


  The Advisor and Tokyo-Mitsubishi Asset Management (U.K.), Ltd. ("TMAM"), have entered into an investment sub-advisory agreement relating to the International Equity Fund (the "Investment Sub-Advisory Agreement"). Under the Investment SubAdvisory Agreement, TMAM makes the day-to-day investment decisions for the assets of the Fund, subject to the supervision of, and policies established by, the Advisor and the Trustees of HighMark. HighMark's Shares are not sponsored, endorsed or guaranteed by and do not constitute obligations or deposits of the Sub-Advisor and are not guaranteed by the FDIC or any other governmental agency.

  Tokyo-Mitsubishi Asset Management (U.K.), Ltd., 12-15 Finsbury Circus, London EC2 M7BT operates as a subsidiary of The Bank of Tokyo-Mitsubishi, Ltd. Established in 1989, TMAM provides active global investment services for segregated funds and specialist fund management.




  TMAM is entitled to a fee, which is calculated daily and paid monthly out of the Advisor's fee, at an annual rate of .30% of the average daily net assets of the International Equity Fund. For the fiscal year ended July 31, 1997 (beginning February 1, 1997), TMAM received sub-investment advisory fees from the Advisor for the International Equity Fund aggregating 0.30% of the Fund's average daily net assets. For the period February 1, 1996 through January 31, 1997, TMAM received sub-investment advisory fees for the Fund aggregating 0.30% of the Fund's average daily net assets.


  In March 1997, Andrew Jenner assumed the responsibilities of portfolio manager for the International Equity Fund. Mr. Jenner has been with TMAM since September 1996. From 1987 to 1996, Mr. Jenner was employed by NatWest Investment Management, most recently as Director of International Equities.

Administrator


  SEI Investment Fund Resources (the "Administrator") and HighMark are parties to an administration agreement (the "Administration Agreement"). Under the terms of the Administration Agreement, the Administrator provides HighMark with certain management services, including all necessary office space, equipment, personnel, and facilities.



  The Administrator is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .20% of the average daily net assets of the Funds. The Administrator may waive its fee or reimburse various expenses to the extent necessary to limit the total operating expenses of a Fund's Fiduciary Shares. Any such waiver is voluntary and may be terminated at any time in the Administrator's sole discretion. Currently, the Administrator has agreed to waive its fee to the rate of .18% of the average daily net assets of the Funds.



  Pursuant to a separate agreement with the Administrator, Union Bank of California, N.A. performs sub-administration services on behalf of each Fund, for which it receives a fee paid by the Administrator at the annual rate of up to 0.05% of the average daily net assets of the Funds. A description of the services performed by Union Bank of California, N.A., pursuant to this Agreement is contained in the Statement of Additional Information.


The Transfer Agent

  State Street Bank and Trust Company serves as the transfer agent, dividend disbursing agent, and as a shareholder servicing agent for the Fiduciary Shares of HighMark for which services it receives a fee.

Shareholder Service Plan


  To support the provision of Shareholder services to each class of Shares, HighMark has adopted a Shareholder Service Plan. A description of the services performed by service providers pursuant to the Shareholder Service Plan is contained in the Statement of Additional Information. In consideration of services provided by any service provider, which may include Union Bank of California, N.A., Bank of Tokyo-Mitsubishi, Ltd., or their respective affiliates, each Fund may pay a fee at the rate of up to 0.25% of its average daily net assets to such service provider. The service provider may waive such fees at any time. Any such waiver is voluntary and may be terminated at any time. Currently, such fees are being waived to the rate of 0.01% of the average daily net assets for the Bond Fund, 0.03% of the average daily net assets of the Intermediate-Term Bond Fund, 0.10% of the average daily net assets of the Balanced Fund, Income Equity Fund, and Growth Fund, and 0.00% of the average daily net assets of each of the other Funds.


Distributor

  SEI Investments Distribution Co. (the "Distributor") and HighMark are parties to a distribution agreement ("Distribution Agreement"). The Distribution Agreement is renewable annually and may be terminated by the Distributor, by a majority vote of the Disinterested Trustees or by a majority vote of the outstanding securities of HighMark upon not more than 60 days written notice by either party, or upon assignment by the Distributor. Fiduciary Shares are not subject to HighMark's Distribution Plan or a distribution fee.

Banking Laws


  Union Bank of California believes that it may perform the services for the Funds contemplated by its investment advisory agreement with HighMark without a violation of applicable banking laws and regulations. Union Bank of California also believes that it may perform sub-administration and sub-accounting services on behalf of each Fund, for which it receives compensation from SEI Investment Fund Resources without a violation of applicable banking laws and regulations. Future changes in federal or state statutes and regulations relating to permissible activities of banks or bank holding companies and their subsidiaries and affiliates, as well as further judicial or administrative decisions or interpretations of present and future statutes and regulations, could change the manner in which Union Bank of California or the Advisor could continue to perform such services for the Funds. For a further discussion of applicable banking laws and regulations, see the Statement of Additional Information.


Custodian

  Union Bank of California also serves as the custodian and as a shareholder servicing agent for the Funds. The Custodian holds cash securities and other assets of HighMark as required by the 1940 Act.

  Services performed by Union Bank of California, as the Funds' shareholder servicing agent and custodian, as well as the basis of remuneration for such services, are described in the Statement of Additional Information.

                              GENERAL INFORMATION

Description of HighMark & Its Shares

  HighMark was organized as a Massachusetts business trust on March 10, 1987, and consists of sixteen series of Shares open for investment representing units of beneficial interest in HighMark's Growth Fund, Income Equity Fund, Balanced Fund, Value Momentum Fund, Blue Chip Growth Fund, Emerging Growth Fund, International Equity Fund, Bond Fund, Intermediate-Term Bond Fund, Government Securities Fund, Convertible Securities Fund, California Intermediate Tax-Free Bond Fund, Diversified Money Market Fund, U.S. Government Obligations Money Market Fund, 100% U.S. Treasury Obligations Money Market Fund, and California Tax-Free Money Market Fund. Shares of each Fund are freely transferable, are entitled to distributions from the assets of the Fund as declared by the Board of Trustees, and, if HighMark were liquidated, would receive a pro rata share of the net assets attributable to that Fund. Shares are without par value.

  As noted above, pursuant to a Multiple Class Plan on file with the Securities and Exchange Commission permitting the issuance and sale of three classes of Shares in selected Funds, Shares of such Funds have been divided into three classes, designated Class A and Class B Shares (collectively, "Retail Shares") and Fiduciary Shares. For information regarding the Retail Shares of the Funds, interested persons may contact the Distributor for a prospectus at 1-800-433-6884.

  As of November 17, 1997, HighMark believes that Union Bank of California, N.A. was the Shareholder of record of 94.45% of the Fiduciary Shares of the Growth Fund, 75.17% of the Fiduciary Shares of the Income Equity Fund, 81.50% of the Fiduciary Shares of the Balanced Fund, 92.15% of the Fiduciary Shares of the Bond Fund, 76.42% of the Fiduciary Shares of the Intermediate-Term Bond Fund, substantially all of the Fiduciary Shares of the California Intermediate Tax-Free Bond Fund, 78.51% of the Fiduciary Shares of the Value Momentum Fund, 34.66% of the Fiduciary Shares of the Blue Chip Growth Fund, 50.63% of the Fiduciary Shares of the Emerging Growth Fund, 99.36% of the Fiduciary Shares of the International Equity Fund. As of November 17, 1997, HighMark believes that Bank of Tokyo Trust Company was the shareholder of record of 81.34% of the Fiduciary Shares of the Government Securities Fund, 64.85% of the Fiduciary Shares of the Blue Chip Growth Fund, and 48.57% of the Fiduciary Shares of the Emerging Growth Fund.

Performance Information

  From time to time, HighMark may advertise the aggregate total return, average annual total return, yield and distribution rate with respect to the Fiduciary Shares of each Fund. Performance information is computed separately for a Fund's Retail and Fiduciary Shares in accordance with the formulas described below.

  The aggregate total return and average annual total return of the Funds may be quoted for the life of each Fund and for ten-year, five-year, three-year, and one-year periods, in each case through the most recent calendar quarter (in the case of the Income Equity Fund, utilizing, when appropriate, the aggregate total return and average annual total return of the IRA Fund Income Equity Portfolio prior to June 23, 1988). Aggregate total return is determined by calculating the change in the value of a hypothetical $1,000 investment in a Fund over the applicable period that would equate the initial amount invested to the ending redeemable value of the investment. The ending redeemable value includes dividends and capital gain distributions reinvested at net asset value. Average annual total return is calculated by annualizing a Fund's aggregate total return over the relevant number of years. The resulting percentage indicates the average positive or negative investment results that an investor in a Fund would have experienced on an annual basis from changes in Share price and reinvestment of dividends and capital gain distributions.

  The yield of a Fund is determined by annualizing the net investment income per Share of the Fund during a specified thirty-day period and dividing that amount by the per Share public offering price of the Fund on the last day of the period.

  The distribution rate of a Fund is determined by dividing the income and capital gains distributions, or where indicated the income distributions alone, on a Share of the Fund over a twelve-month period by the per Share public offering price of the Fund on the last day of the period.

  Each Fund may periodically compare its performance to the performance of other mutual funds tracked by mutual fund rating services (such as Lipper Analytical); financial and business publications and periodicals; broad groups of comparable mutual funds; unmanaged indices which may assume investment of dividends but generally do not reflect deductions for administrative and management costs; or other investment alternatives. Certain Funds may advertise performance that includes results from periods in which the Fund's assets were managed in a non-registered predecessor vehicle.

  All performance information presented for a Fund is based on past performance and does not predict future performance.

Miscellaneous

  Shareholders will be sent unaudited semi-annual reports and annual reports audited by independent public accountants.

  Shareholders are entitled to one vote for each Share held in a Fund as determined on the record date for any action requiring a vote by the Shareholders, and a proportionate fractional vote for each fractional Share held. Shareholders of HighMark will vote in the aggregate and not by series or class except (i) as otherwise expressly required by law or when HighMark's Board of Trustees determines that the matter to be voted upon affects only the interests of the Shareholders of a particular series or particular class, and
(ii) only Retail Shares will be entitled to vote on matters submitted to a Shareholder vote relating to the Distribution Plan. HighMark is not required to hold regular annual meetings of Shareholders, but may hold special meetings from time to time.

  HighMark's Trustees are elected by Shareholders, except that vacancies may be filled by vote of the Board of Trustees. Trustees may be removed by the Board of Trustees, or by Shareholders at a meeting called for such purpose. For information about how Shareholders may call such a meeting and communicate with other Shareholders for that purpose, see ADDITIONAL INFORMATION--Miscellaneous in the Statement of Additional Information.

  Inquiries may be directed in writing to SEI Investments Distribution Co., Oaks, Pennsylvania 19456, or by calling toll free 1-800-433-6884.

                      DESCRIPTION OF PERMITTED INVESTMENTS

  The following is a description of permitted investments for the HighMark
Funds.

  AMERICAN DEPOSITARY RECEIPTS (ADRs) and EUROPEAN DEPOSITARY RECEIPTS
(EDRs)--Receipts, typically issued by a U.S. financial institution (a "depositary"), that evidence ownership interests in a security or a pool of securities issued by a foreign issuer and deposited with the depositary. ADRs include American Depositary Shares and New York Shares. EDRs, which are sometimes referred to as Continental Depositary Receipts ("CDRs"), are receipts, typically issued by a non-U.S. financial institution, that evidence ownership interests in a security or a pool of securities issued by either a U.S. or foreign issuer. ADRs, EDRs and CDRs may be available for investment through "sponsored" or "unsponsored" facilities. A sponsored facility is established jointly by the issuer of the security underlying the receipt and a depositary, whereas an unsponsored facility may be established by a depositary without participation by the issuer of the receipt's underlying security. Holders of an unsponsored depositary receipt generally bear all the costs of the unsponsored facility. The depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through to the holders of the receipts voting rights with respect to the deposited securities.

  ASSET-BACKED SECURITIES (NON-MORTGAGE)--Instruments secured by company receivables, truck and auto loans, leases, and credit card receivables. Such securities are generally issued as pass-through certificates, which represent undivided fractional ownership interests in the underlying pools of assets. Such securities also may be debt instruments, which are also known as collateralized obligations and are generally issued as the debt of a special purpose entity, such as a trust, organized solely for the purpose of owning such assets and issuing such debt. The purchase of non-mortgage asset-backed securities raises risk considerations peculiar to the financing of the instruments underlying such securities. Asset-backed securities entail prepayment risk, which may vary depending on the type of asset, but is generally less than the prepayment risk associated with mortgage-backed securities.

  Like mortgages underlying mortgage-backed securities, underlying automobile sales contracts or credit card receivables are subject to substantial prepayment risk, which may reduce the overall return to certificate holders. Nevertheless, principal prepayment rates tend not to vary as much in response to changes in interest rates and the short-term nature of the underlying car loans or other receivables tend to dampen the impact of any change in the prepayment level. Certificate holders may also experience delays in payment on the certificates if the full amounts due on underlying sales contracts or receivables are not realized by the trust because of unanticipated legal or administrative costs of enforcing the contracts or because of depreciation or damage to the collateral (usually automobiles) securing certain contracts, or other factors. If consistent with their investment objectives and policies, the Equity Funds may invest in other asset-backed securities that may be developed in the future.

  BANKERS' ACCEPTANCES--Bills of exchange or time drafts drawn on and accepted by commercial banks. They are used by corporations to finance the shipment and storage of goods and to furnish dollar exchange. Maturities are generally six months or less.

  CERTIFICATES OF DEPOSIT--Negotiable interest-bearing instruments with a specific maturity. Certificates of deposit are issued by banks and savings and loan institutions in exchange for the deposit of funds and normally can be traded in the secondary market prior to maturity.

  COMMERCIAL PAPER--Unsecured short-term promissory notes issued by corporations and other entities. Maturities on these issues vary from a few days to nine months. Purchase of such instruments involves a risk of default by the issuer.

  CONVERTIBLE BONDS AND CONVERTIBLE PREFERRED STOCK--Convertible Bonds are bonds convertible into a set number of shares of another form of security (usually common stock) at a prestated price. Convertible bonds have characteristics similar to both fixed-income and equity securities. Convertible preferred stock is a class of capital stock that pays dividends at a specified rate and that has preference over common stock in the payment of dividends and the liquidation of assets. Convertible preferred stock is preferred stock exchangeable for a given number of common stock shares, and has characteristics similar to both fixed-income and equity securities. Because of the conversion feature, the market value of convertible bonds and convertible preferred stock tend to move together with the market value of the underlying stock. As a result, a Fund's selection of convertible bonds and convertible preferred stock is based, to a great extent, on the potential for capital appreciation that may exist in the underlying stock. The value of convertible bonds and convertible preferred stock is also affected by prevailing interest rates, the credit quality of the issuer and any call provisions.

  DERIVATIVES--Instruments whose value is derived from an underlying contract, index or security, or any combination thereof, including futures, options (e.g., puts and calls), options on futures, swap agreements, and some mortgage-backed securities (CMOs, REMICs, IOs and POs). See elsewhere in this "DESCRIPTION OF PERMITTED INVESTMENTS" for discussions of these various instruments, and see "INVESTMENT OBJECTIVES" and "INVESTMENT POLICIES" for more information about any policies and limitations applicable to their use.

  FORWARD FOREIGN CURRENCY CONTRACTS--The International Equity Fund may conduct its foreign currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or through entering into forward currency contracts to protect against uncertainty in the level of future exchange rates between particular currencies or between foreign currencies in which the Fund's securities are or may be denominated. A forward contract involves an obligation to purchase or sell a specific currency amount at a future date, which may be any fixed number of days from the date of the contract, agreed upon by the parties, at a price set at the time of the contract. Under normal circumstances, consideration of the prospect for changes in currency exchanges rates will be incorporated into the Fund's long-term investment strategies. However, the Advisor and Sub-Advisor believe that it is important to have the flexibility to enter into forward currency contracts when it determines that the best interests of the Fund will be served.

  When the Advisor and Sub-Advisor believe that the currency of a particular country may suffer a significant decline against another currency, the Fund may enter into a currency contract to sell, for the appropriate currency, the amount of foreign currency approximating the value of some or all of the Fund's securities denominated in such foreign currency.

  At the maturity of a forward contract, the Fund may either sell a fund security and make delivery of the foreign currency, or it may retain the security and terminate its contractual obligations to deliver the foreign currency by purchasing an "offsetting" contract with the same currency trader, obligating it to purchase on the same maturity date, the same amount of the foreign currency. The Fund may realize a gain or loss from currency transactions.

  FUTURES AND OPTIONS ON FUTURES--Some futures strategies, including selling futures, buying puts and writing calls, reduce a Fund's exposure to price fluctuations. Other strategies, including buying futures, writing puts and buying calls, tend to increase market exposure. Futures and options may be combined with each other in order to adjust the risk and return characteristics of the overall portfolio.

  Options and futures can be volatile instruments, and involve certain risks that, if applied at an inappropriate time, could negatively impact a Fund's return.

  INVESTMENT GRADE BONDS--Interest-bearing or discounted government or corporate securities that obligate the issuer to pay the bondholder a specified sum of money, usually at specific intervals, and to repay the principal amount of the loan at maturity. Investment grade bonds are those rated BBB or better by S&P or

Baa or better by Moody's or similarly rated by other NRSROs, or, if not rated, determined to be of comparable quality by the Advisor.

  LOAN PARTICIPATIONS--Loan participations are interests in loans to U.S. corporations (i.e., borrowers) which are administered by the lending bank or agent for a syndicate of lending banks, and sold by the lending bank or syndicate member ("intermediary bank"). In a loan participation, the borrower of the underlying loan will be deemed to be the issuer of the participation interest (except to the extent a purchasing Fund derives its rights from the intermediary bank). Because the intermediary bank does not guarantee a loan participation in any way, a loan participation is subject to the credit risks associated with the underlying corporate borrower. In addition, in the event the underlying corporate borrower fails to pay principal and interest when due, a Fund may encounter delays, expenses and risks that are greater than those that would have been involved if the Fund had purchased a direct obligation (such as commercial paper) of such borrower because it may be necessary under the terms of the loan participation, for the Fund to assert its rights against the borrower through the intermediary bank. Moreover, under the terms of a loan participation, the purchasing Fund may be regarded as a creditor of the intermediary bank (rather than of the underlying corporate borrower), so that a Fund may also be subject to the risk that the issuing bank may become insolvent. Further, in the event of the bankruptcy or insolvency of the corporate borrower, a loan participation may be subject to certain defenses that can be asserted by such borrower as a result of improper conduct by the issuing bank. The secondary market, if any, for these loan participations is limited, and any such participation purchased by a Fund may be regarded as illiquid.

  LOWER-RATED, HIGHER-YIELDING, HIGH-RISK DEBT SECURITIES--High-yield, high-risk securities consist of securities rated Ba or lower by Moody's or BB or lower by S&P. Lower-rated debt securities are considered speculative and involve greater risk of loss than investment grade debt securities, and are more sensitive to changes in the issuer's capacity to pay. For a description of the debt securities ratings, see the "Appendix."

  MONEY MARKET INSTRUMENTS--Short-term, debt instruments or deposits and may include, for example, (i) commercial paper rated within the highest rating category by a NRSRO at the time of investment, or, if not rated, determined by the Advisor to be of comparable quality; (ii) obligations (certificates of deposit, time deposits, bank master notes, and bankers' acceptances) of thrift institutions, savings and loans, U.S. commercial banks (including foreign branches of such banks), and U.S. and foreign branches of foreign banks, provided that such institutions (or, in the case of a branch, the parent institution) have total assets of $1 billion or more as shown on their last published financial statements at the time of investment; (iii) short-term corporate obligations rated within the three highest rating categories by a NRSRO (e.g., at least A by S&P or A by Moody's) at the time of investment, or, if not rated, determined by the Advisor to be of comparable quality; (iv) general obligations issued by the U.S. Government and backed by its full faith and credit, and obligations issued or guaranteed as to principal and interest by agencies or instrumentalities of the U.S. Government (e.g., obligations issued by Farmers Home Administration, Government National Mortgage Association, Federal Farm Credit Bank and Federal Housing Administration); (v) receipts, including TRs, TIGRs and CATS; (vi) repurchase agreements involving such obligations; (vii) loan participations issued by a bank in the United States with assets exceeding $1 billion and for which the underlying loan is issued by borrowers in whose obligations the Fund may invest; (viii) money market funds and (ix) foreign commercial paper.

  Certain of the obligations in which a Fund may invest may be variable or floating rate instruments, may involve conditional or unconditional demand features and may include variable amount master demand notes.

  MORTGAGE-BACKED SECURITIES--Securities generally issued or guaranteed by U.S. government agencies such as GNMA, FNMA, or FHLMC. GNMA mortgage-backed certificates are mortgage-backed securities of the modified pass-through type, which means that both interest and principal payments (including prepayments) are passed through monthly to the holder of the certificate. Each GNMA certificate evidences an interest in a specific pool of mortgage loans insured by the Federal Housing Administration or the Farmers Home Administration or guaranteed by the Veterans Administration. FNMA, a federally-chartered and stockholder-owned corporation, issues pass-through certificates which are guaranteed as to payment of principal and interest by FNMA. FHLMC, a corporate instrumentality of the United States, issues participation certificates which represent an interest in mortgages held in FHLMC's portfolio. FHLMC guarantees the timely payment of interest and the ultimate collection of principal. Securities issued or guaranteed by FNMA and FHLMC are not backed by the full faith and credit of the United States. There can be no assurance that the U.S. government would provide financial support to FNMA or FHLMC if necessary in the future.

  Although payments on certain mortgage-related securities may be guaranteed by a third party or otherwise similarly secured, the market value of such securities is not secured and may fluctuate significantly because of changes in interest rates and changes in prepayment levels. Thus, for example, if a Fund purchases a mortgage-related security at a premium, that portion may be lost if there is a decline in the market value of the security whether due to changes in interest rates or prepayments of the underlying mortgage collateral. As with other interest-bearing securities, the prices of mortgage-related securities are inversely affected by changes in interest rates. However, although the value of a mortgage-related security may decline when interest rates rise, the converse is not necessarily true because in periods of declining interest rates the mortgages underlying the securities are prone to prepayment which results in amounts being available for reinvestment which are likely to be invested at a lower interest rate. For this and other reasons, the stated maturity of a mortgage-related security may be shortened by unscheduled prepayments on the underlying mortgages and, accordingly, it is not possible to predict accurately the security's return to a Fund. In addition, regular payments received on mortgage-related securities include both interest and principal. No assurance can be given as to the return a Fund will receive when these amounts are reinvested. As a consequence, mortgage-related securities may be a less effective means of "locking in" interest rates than other types of debt securities having the same stated maturity, may have less potential for capital appreciation and may be considered riskier investments as a result.

  Adjustable rate mortgage securities ("ARMS") are pass-through certificates representing ownership interests in a pool of adjustable rate mortgages and the resulting cash flow from those mortgages. Unlike conventional debt securities, which provide for periodic (usually semi-annual) payments of interest and payments of principal at maturity or on specified call dates, ARMs provide for monthly payments based on a pro rata share of both periodic interest and principal payments and prepayments of principal on the underlying mortgage pool (less GNMA's, FNMA's, or FHLMC's fees and any applicable loan servicing fees).

  Collateralized mortgage obligations ("CMOs") are bonds generally issued by single purpose, stand-alone finance subsidiaries or trusts established by financial institutions, government agencies, investment banks, or other similar institutions, and collateralized by pools of mortgage loans. Payments of principal and interest on the collateral mortgages are used to pay debt service on the CMO. In a CMO, a series of bonds or certificates is issued in multiple classes. Each class of CMOs, often referred to as a "tranche," is issued at a specific coupon rate and has a stated maturity or final distribution date. The principal and interest payment on the underlying mortgages may be allocated among the classes of CMOs in several ways. Typically, payments of principal, including any prepayments, on the underlying mortgages would be applied to the classes in the order of their respective stated maturities or final distribution dates, so that no payment of principal will be made on CMOs of a class until all CMOs of other classes having earlier stated maturities or final distribution dates have been paid in full.

  One or more classes of CMOs may have coupon rates that reset periodically based on an index, such as the London Interbank Offered Rate ("LIBOR"). Each Fund may purchase fixed, adjustable, or "floating" rate CMOs that are collateralized by fixed rate or adjustable rate mortgages that are guaranteed as to payment of principal and interest by an agency or instrumentality of the U.S. government or are directly guaranteed as to payment of principal and interest by the issuer, which guarantee is collateralized by U.S. government securities or is collateralized by privately issued fixed rate or adjustable rate mortgages.

  Securities such as zero-coupon obligations, mortgage-backed and asset-backed securities, and collateralized mortgage obligations ("CMOs") will have greater price volatility then other fixed-income obligations. Because declining interest rates may lead to prepayment of underlying mortgages, automobile sales contracts or credit card receivables, the prices of mortgage-related and asset-backed securities may not rise with a decline in interest rates. Mortgage-backed and asset-backed securities and CMOs are extremely sensitive to the rate of principal prepayment. Similarly, callable corporate bonds also present risk of prepayment.

  During periods of falling interest rates, securities that can be called or prepaid may decline in value relative to similar securities that are not subject to call or prepayment.

  Real Estate Mortgage Investment Conduits ("REMICs") are private entities formed for the purpose of holding a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities.


  MUNICIPAL FORWARDS--Municipal Forwards are forward commitments for the purchase of tax-exempt bonds with a specified coupon to be delivered by an issuer at a future date, typically exceeding 45 days but normally less than one year after the commitment date. Municipal forwards are normally used as a refunding mechanism for bonds that may only be redeemed on a designated future date. As with forward commitments and when-issued securities, municipal forwards are subject to market fluctuations due to changes, real or anticipated, in market interest rates between the commitment date and the settlement date and will have the effect of leveraging the Fund's assets. Municipal forwards may be considered to be illiquid investments. The Fund will maintain liquid, high-grade securities in a segregated account in an amount at least equal to the purchase price of the municipal forward.


  MUNICIPAL SECURITIES--Municipal securities consist of (i) debt obligations issued by or on behalf of public authorities to obtain funds to be used for various public facilities, for refunding outstanding obligations, for general operating expenses and for lending such funds to other public institutions and facilities, and (ii) certain private activity and industrial development bonds issued by or on behalf of public authorities to obtain funds to provide for the construction, equipment, repair or improvement of privately operated facilities. Municipal notes include general obligation notes, tax anticipation notes, revenue anticipation notes, bond anticipation notes, certificates of indebtedness, demand notes and construction loan notes. Municipal bonds include general obligation bonds, revenue or special obligation bonds, private activity and industrial development bonds. General obligation bonds are backed by the taxing power of the issuing municipality. Revenue bonds are backed by the revenues of a project or facility, tolls from a toll bridge, for example. The payment of principal and interest on private activity and industrial development bonds generally is dependent solely on the ability of the facility's user to meet its financial obligations and the pledge, if any, of real and personal property so financed as security for such payment.

  OBLIGATIONS OF SUPRANATIONAL ENTITIES--Obligations of supranational entities are established through the joint participation of several governments, and include the Asian Development Bank, the Inter-American Development Bank, International Bank for Reconstruction and Development (World Bank), African Development Bank, European Economic Community, European Investment Bank and the Nordic Investment Bank.

  OPTIONS--Under a call option, the purchaser of the option has the right to purchase, and the writer (the Fund) the obligation to sell, the underlying security at the exercise price during the option period. A put option gives the purchaser the right to sell, and the writer the obligation to purchase, the underlying security at the exercise price during the option period.

  In addition, certain Funds may buy options on stock indices to invest cash on an interim basis. Such options will be listed on a national securities exchange. In order to close out an option position, a Fund may enter into a "closing purchase transaction"--the purchase of an option on the same security with the same exercise price and expiration date as the option contract previously written on any particular security. When the security is sold, a Fund effects a closing purchase transaction so as to close out any existing option on that security.

  There are risks associated with such investments including the following: (1) the success of a hedging strategy may depend on the ability of the Advisor or Sub-Advisor to predict movements in the prices of individual securities, fluctuations in markets and movements in interest rates; (2) there may be an imperfect correlation between the movement in prices of securities held by a Fund and the price of options; (3) there may not be a liquid secondary market for options; and (4) while a Fund will receive a premium when it writes covered call options, it may not participate fully in a rise in the market value of the underlying security.

  OPTIONS ON CURRENCIES--The International Equity Fund may purchase options and write covered call options on foreign currencies (traded on U.S. and foreign exchanges or over-the-counter markets) to manage the Fund's exposure to changes in dollar exchange rates. Call options on foreign currency written by the Fund will be "covered" which means that the Fund will own an equal amount of the underlying foreign currency. With respect to put options on foreign currency written by the Fund, the Fund will establish a segregated account with its Custodian consisting of cash, U.S. government securities or other liquid high grade debt securities in an amount of equal to the amount the Fund would be required to pay upon exercise of the put.

  PARTICIPATION INTERESTS--Participation interests are interests in municipal securities from financial institutions such as commercial and investment banks, savings and loan associations and insurance companies. These interests may take the form of participations, beneficial interests in a trust, partnership interests or any other form of indirect ownership that allows the Fund to treat the income from the investment as exempt from federal income tax. The Fund invests in these participation interests in order to obtain credit enhancement or demand features that would not be available through direct ownership of the underlying municipal securities.

  RECEIPTS--Interests in separately traded interest and principal component parts of U.S. Treasury obligations that are issued by banks and brokerage firms and are created by depositing Treasury notes and Treasury bonds into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates of such receipts. The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. Receipts include "Treasury Receipts" ("TR's"), "Treasury Investment Growth Receipts" ("TIGR's"), and "Certificates of Accrual on Treasury Securities" ("CATS"). TR's, TIGR's and CATS are sold as zero coupon securities, which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. This discount is accreted over the life of the security, and such accretion will constitute the income earned on the security for both accounting and tax purposes. Because of these features, such securities may be subject to greater interest rate volatility than interest-paying securities. See also "FEDERAL TAXATION."

  REPURCHASE AGREEMENTS--Agreements whereby a Fund will acquire securities from approved financial institutions or registered broker-dealers that agree to repurchase the securities at a mutually agreed-upon date and price. The repurchase agreements entered into by the Funds will provide that the underlying security at all times shall have a value equal to 102% of the resale price stated in the agreement. Repurchase agreements involving government securities are not subject to a Fund's fundamental investment limitation on purchasing securities of any one issuer. If the seller defaults on its repurchase obligation or becomes insolvent, the Fund holding such obligations would suffer a loss to the extent that either the proceeds from a sale of the underlying portfolio securities were less than the repurchase price or the Fund's disposition of the securities was delayed pending court action. Securities subject to repurchase agreements will be held by a qualified custodian or in the Federal Reserve/Treasury book-entry system. Repurchase agreements are considered to be loans by a Fund under the Investment Company Act of 1940 (the "1940 Act").

  REVERSE REPURCHASE AGREEMENTS--A Fund may borrow funds for temporary purposes by entering into reverse repurchase agreements, provided such action is consistent with the Fund's investment objective and fundamental investment restrictions; as a matter of non-fundamental policy, each Fund intends to limit such investments to no more than 10% of the value of its total assets. Pursuant to a reverse repurchase agreement, a Fund will sell portfolio securities to financial institutions such as banks or to broker-dealers, and agree to repurchase the securities at a mutually agreed-upon date and price. A Fund intends to enter into reverse repurchase agreements only to avoid otherwise selling securities during unfavorable market conditions to meet redemptions. At the time a Fund enters into a reverse repurchase agreement, it will place in a segregated custodial account assets such as U.S. Government securities or other liquid, high-quality debt securities consistent with the Fund's investment objective having a value equal to 102% of the repurchase price (including accrued interest), and will subsequently monitor the account to ensure that an equivalent value is maintained. Reverse repurchase agreements involve the risk that the market value of the securities sold by a Fund may decline below the price at which a Fund is obligated to repurchase the securities. Reverse repurchase agreements are considered to be borrowings by a Fund under the 1940 Act.

  RULE 144A SECURITIES--Rule 144A Securities are securities that have not been registered under the Securities Act of 1933, but which may be traded between certain qualified institutional investors, including investment companies. The absence of a secondary market may affect the value of the Rule 144A Securities. The Board of Trustees of HighMark has established guidelines and procedures to be utilized to determine the liquidity of such securities.

  SECURITIES ISSUED ON A FORWARD COMMITMENT BASIS OR WHEN-ISSUED SECURITIES--Securities purchased for delivery beyond the normal settlement date at a stated price and yield and which thereby involve a risk that the yield obtained in the transaction will be less than that available in the market when delivery takes place. When a Fund agrees to purchase when-issued securities or enter into forward commitments, HighMark's custodian will be instructed to set aside cash or liquid portfolio securities equal to the amount of the commitment in a segregated account. A Fund will generally not pay for such securities and no income will accrue on the securities until they are received. These securities are recorded as an asset and are subject to changes in value based upon changes in the general level of interest rates. Therefore, the purchase of securities on a "when-issued" basis or forward commitments may increase the risk of fluctuations in a Fund's net asset value.

  SECURITIES LENDING--During the time portfolio securities are on loan from a Fund, the borrower will pay the Fund any dividends or interest paid on the securities. In addition, loans will be subject to termination by the Fund or the borrower at any time and, while a Fund will generally not have the right to vote securities on loan, it will terminate the loan and regain the right to vote if that is considered important with respect to the investment. While the lending of securities may subject a Fund to certain risks, such as delays or an inability to regain the securities in the event the borrower were to default on its lending agreement or enter into bankruptcy, a Fund will receive 100% collateral in the form of cash or U.S. Government securities. This collateral will be valued daily by the lending agent, with oversight by the Advisor, and, should the market value of the loaned securities increase, the borrower will be required to furnish additional collateral to the Fund.

  SECURITIES SUBJECT TO A PUT FEATURE--A "put" feature permits a Fund to sell a fixed income security at a fixed price prior to maturity. The underlying fixed income securities subject to a put may be sold at any time at the market rates. However, unless the put was an integral part of the fixed income security as originally issued, it may not be marketable or assignable. Generally, a premium is paid for a put feature or a put feature is purchased separately which results in a lower yield than would otherwise be available for the same fixed income securities.

  STANDARD & POOR'S DEPOSITARY RECEIPTS (SPDRs)--SPDRs are interests in a unit investment trust holding a portfolio of securities linked to the S&P 500 Index. SPDRs closely track the underlying portfolio of securities, trade like a share of common stock and pay periodic dividends proportionate to those paid by the portfolio of stocks that constitutes the S&P 500 Index. For further information regarding SPDRs, see the Statement of Additional Information.

  TAX-EXEMPT COMMERCIAL PAPER--Commercial paper, which is commercial paper issued by governments and political sub-divisions.

  TIME DEPOSITS--Non-negotiable receipts issued by U.S. or foreign banks in exchange for the deposit of funds. Like certificates of deposit, they earn a specified rate of interest over a definite period of time; however, they cannot be traded in the secondary market. Time deposits with a withdrawal penalty are considered to be illiquid securities.

  U.S. GOVERNMENT AGENCY SECURITIES--Certain Federal agencies have been established as instrumentalities of the U.S. Government to supervise and finance certain types of activities. Issues of these agencies, while not direct obligations of the U.S. Government, are either backed by the full faith and credit of the United States (e.g., GNMA securities) or supported by the issuing agencies' right to borrow from the U.S. Treasury. The issues of other agencies are supported only by the credit of the instrumentality (e.g., FNMA securities).

  U.S. TREASURY OBLIGATIONS--Bills, notes, and bonds issued by the U.S. Treasury, as well as separately traded interest and principal component parts of such obligations known as Separately Traded Registered Interest and Principal Securities ("STRIPS") that are transferable through the Federal book-entry system.

  U.S. Government Securities generally do not involve the credit risks associated with investments in other types of fixed-income securities, although, as a result, the yields available from U.S. Government Securities are generally lower than the yields available from otherwise comparable corporate fixed-income securities. Like other fixed-income securities, however, the values of U.S. Government Securities change as interest rates fluctuate. Fluctuations in the value of portfolio securities will in many cases not affect interest income on existing portfolio securities, but will be reflected in the Fund's net asset value. Because the magnitude of these fluctuations will generally be greater at times when a Fund's average maturity is longer, under certain market conditions the Fund may invest in short-term investments yielding lower current income rather than investing in higher yielding longer-term securities.

  VARIABLE AND FLOATING RATE INSTRUMENTS--Obligations that may carry variable or floating rates of interest, may involve conditional or unconditional demand features and may include variable amount master demand notes. The interest rates on these securities may be reset daily, weekly, quarterly or some other reset period, and may have a floor or ceiling on interest rate changes. There is a risk that the current interest rate on such obligations may not accurately reflect existing market interest rates. A demand instrument with a demand notice period exceeding seven days may be considered illiquid if there is no secondary market for such security.

  WARRANTS--Securities that entitle the holder to buy a proportionate amount of common stock at a specified price for a limited or unlimited period of time. Warrants are often freely transferable and are traded on major stock exchanges.

  YANKEE BONDS--Dollar denominated securities issued by foreign-domiciled issuers that obligate the issuer to pay the bondholder a specified sum of money, usually semiannually, and to repay the principal amount of the loan at maturity. Sovereign bonds are bonds issued by the governments of foreign countries.

Supranational bonds are those issued by supranational entities, such as the World Bank and European Investment Bank. Canadian bonds are bonds issued by Canadian provinces.

  ZERO-COUPON OBLIGATIONS--Non-income producing securities evidencing ownership of future interest and principal payments on bonds. These obligations pay no current interest and are typically sold at prices greatly discounted from par value. The return on a zero-coupon obligation, when held to maturity, equals the difference between the par value and the original purchase price.

  For federal income tax purposes, the difference between the par value and the original issue price (original issue discount) is included in the income of a holder of a zero-coupon obligation over the term of the obligation even though the interest is not paid until maturity. The amount included in income is determined under a constant interest rate method. In addition, if an obligation is purchased subsequent to its original issue, a holder such as the Income Funds may elect to include market discount in income currently on a ratable accrual method or a constant interest rate method. Market discount is the difference between the obligation's "adjusted issue price" (the original issue price plus original issue discount accrued to date) and the holder's purchase price. If no such election is made, gain on the disposition of a market discount obligation is treated as ordinary income (rather than capital gain) to the extent it does not exceed the accrued market discount.

  Zero-coupon obligations have greater price volatility than other fixed-income obligations of similar maturity and such obligations will be purchased when the yield spread, in light of the obligation's duration, is considered advantageous.

                                 HIGHMARK FUNDS


                            For further information

                              call 1-800-433-6884

                            or visit our Web site at


                             www.highmark-funds.com


INVESTMENT ADVISOR

Pacific Alliance,


a division of Union Bank of California, N.A.

475 Sansome Street
Post Office Box 45000
San Francisco, CA 94104

SUB-ADVISOR
Bank of Tokyo-Mitsubishi Trust Company
1251 Avenue of the Americas
New York, New York 10116

SUB-ADVISOR
Tokyo-Mitsubishi Asset Management (U.K.), Ltd.
12-15 Finsbury Circus
London EC2 M7BT

CUSTODIAN
Union Bank of California, N.A.
475 Sansome Street
Post Office Box 45000
San Francisco, CA 94104

ADMINISTRATOR & DISTRIBUTOR
SEI Investments Fund Resources and
SEI Investments Distribution Co.
Oaks, Pennsylvania 19456

LEGAL COUNSEL
Ropes & Gray
One Franklin Square
1301 K Street, N.W., Suite 800 East
Washington, D.C. 20005

AUDITORS
Deloitte & Touche LLP

50 Fremont Street


San Francisco, CA 94105


  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HIGHMARK OR ITS DISTRIBUTOR. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING BY HIGHMARK OR BY THE DISTRIBUTOR IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE.

NOT FDIC INSURED

                               HighMark Funds Prospectus

                               INVESTMENT ADVISOR
                               Pacific Alliance
                               a division of Union Bank of California, N.A.
                               475 Sansome Street
                               Post Office Box 45000
                               San Francisco, CA 94104


                               SUB-ADVISOR
                               Bank of Tokyo-Mitsubishi Trust Company
                               1251 Avenue of the Americas
                               New York, NY 10116

                               SUB-ADVISOR
                               Tokyo-Mitsubishi Asset Management (U.K.) Ltd. 12-15 Finsbury Circus
                               London EC2M7BT

                               CUSTODIAN
                               Union Bank of California, N.A.
                               475 Sansome Street
                               Post Office Box 45000
                               San Francisco, CA 94104

                               ADMINISTRATOR & DISTRIBUTOR
                               SEI Investments Fund Resources and
                               SEI Investments Distribution Co.
                               One Freedom Valley Drive
                               Oaks, PA 19456

                               LEGAL COUNSEL
                               Ropes & Gray
For further information call   One Franklin Square
1-800-433-6884                 1301 K Street, N.W., Suite 800 East
or visit our web site at       Washington, D.C.  20005
www.highmark-funds.com
                               AUDITORS
                               Deloitte & Touche LLP
[HIGHMARK FUNDS logo]          50 Fremont Street
                               San Francisco, CA 94105-2230

                                                               84823-A (11/97)